Exhibit 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Great Western Bancorp, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Great Western Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of Great Western Bancorp, Inc. (the “Company”) as of September 30, 2014 and 2013, and the related consolidated statements of comprehensive income, stockholder’s equity and cash flows for each of the three years in the period ended September 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Western Bancorp, Inc. at September 30, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, Illinois

December 12, 2014,

except for Note 26, as to which the date is

April 20, 2015

GREAT WESTERN BANCORP, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	September 30,
	2014	2013
Assets
Cash and due from banks	$256,639	$282,157
Securities	1,341,242	1,480,449
Investment in affiliates	1,683	1,683
Loans, net of allowance for loan losses of $47,518 and $55,864 in 2014 and 2013, respectively (includes $234,036 and $347,408 of loans covered by FDIC loss share agreements in 2014 and 2013, respectively, $985,411 and $841,862 of loans and written loan commitments at fair value under the fair value option in 2014 and 2013, respectively, and $10,381 and $8,271 of loans held for sale in 2014 and 2013, respectively)	6,739,949	6,306,809
Premises and equipment	103,707	114,380
Accrued interest receivable	42,609	41,065
Other repossessed property (includes $10,628 and $24,412 of property covered under FDIC loss share agreements in 2014 and 2013, respectively)	49,580	57,422
FDIC indemnification asset	26,678	45,690
Goodwill	697,807	697,807
Core deposits and other intangibles	14,229	30,444
Net deferred tax assets	44,703	32,626
Other assets	52,603	43,726

Total assets	$9,371,429	$9,134,258

Liabilities and stockholder’s equity
Deposits:
Noninterest-bearing	$1,303,015	$1,199,427
Interest-bearing	5,749,165	5,748,781

Total deposits	7,052,180	6,948,208
Securities sold under agreements to repurchase	161,687	217,562
FHLB advances and other borrowings	575,094	390,607
Related party notes payable	41,295	41,295
Subordinated debentures	56,083	56,083
Fair value of derivatives	13,092	1,526
Accrued interest payable	5,273	6,790
Income tax payable	4,915	12,390
Accrued expenses and other liabilities	40,720	42,583

Total liabilities	7,950,339	7,717,044

Stockholder’s equity
Common stock, $0.01 par value, authorized 500,000,000 shares; issued and outstanding 2014 and 2013-57,886,114 shares	579	579
Additional paid-in capital	1,260,124	1,260,124
Retained earnings	166,544	163,592
Accumulated other comprehensive income (loss)	(6,157)	(7,081)

Total stockholder’s equity	1,421,090	1,417,214

Total liabilities and stockholder’s equity	$9,371,429	$9,134,258

See accompanying notes.

GREAT WESTERN BANCORP, INC.

Consolidated Statements of Comprehensive Income

(In Thousands, Except Share and Per Share Data)

	Years Ended September 30,
	2014	2013	2012
Interest and dividend income
Loans	$324,610	$319,710	$305,020
Taxable securities	26,363	28,552	32,581
Nontaxable securities	80	127	180
Dividends on securities	968	909	1,030
Federal funds sold and other	455	336	331

Total interest and dividend income	352,476	349,634	339,142

Interest expense
Deposits	25,764	33,117	44,416
Securities sold under agreements to repurchase	600	644	1,014
FHLB advances and other borrowings	3,452	3,103	3,098
Related party notes payable	921	950	1,007
Subordinated debentures and other	1,315	1,347	1,436

Total interest expense	32,052	39,161	50,971

Net interest income	320,424	310,473	288,171

Provision for loan losses	684	11,574	30,145

Net interest income after provision for loan losses	319,740	298,899	258,026

Noninterest income
Service charges and other fees	40,204	41,692	38,937
Net gain on sale of loans	5,539	13,724	11,794
Casualty insurance commissions	1,073	1,426	1,383
Investment center income	2,417	3,137	1,847
Net gain on sale of securities	90	917	7,305
Trust department income	3,738	3,545	3,241
Net increase (decrease) in fair value of loans at fair value	11,904	(41,160)	15,093
Net realized and unrealized gain (loss) on derivatives	(30,177)	26,088	(29,300)
Gain on acquisition of business	—	—	3,950
Other	4,993	10,463	13,696

Total noninterest income	39,781	59,832	67,946

GREAT WESTERN BANCORP, INC.

Consolidated Statements of Comprehensive Income

(In Thousands, Except Share and Per Share Data)

	Years Ended September 30,
	2014	2013	2012
Noninterest expense
Salaries and employee benefits	$95,105	$100,660	$97,689
Occupancy expenses, net	17,526	18,532	17,366
Data processing	19,548	18,980	15,270
Equipment expenses	4,350	4,518	5,438
Advertising	4,746	6,267	8,169
Communication expenses	4,510	4,609	4,826
Professional fees	12,233	12,547	13,049
Net (gain) loss from sale of repossessed property and other assets	(2,451)	(2,788)	(6,822)
Amortization of core deposits and other intangibles	16,215	19,290	19,646
Other	28,440	25,975	34,188

Total noninterest expense	200,222	208,590	208,819

Income before income taxes	159,299	150,141	117,153
Provision for income taxes	54,347	53,898	44,158

Net income	$104,952	$96,243	$72,995

Other comprehensive income (loss)—change in net unrealized gain (loss) on securities available-for-sale (net of deferred income tax (expense) benefit of $(386), 15,376 and $(1,502) in 2014, 2013 and 2012 respectively)	924	(26,192)	2,569

Comprehensive income	$105,876	$70,051	$75,564

Earnings per common share
Weighted average shares outstanding	57,886,114	57,886,114	57,886,114
Earnings per share	$1.81	$1.66	$1.26

Dividends per share
Dividends issued	$102,000	$41,400	$41,800
Dividends per share	$1.76	$0.72	$0.72

See accompanying notes.

GREAT WESTERN BANCORP, INC.

Consolidated Statement of Stockholder’s Equity

(In Thousands, Except Per Share Data)

Years Ended September 30, 2014, 2013, and 2012

	Comprehensive Income	Common Stock Par Value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, September 30, 2011		$579	$1,260,124	$77,554	$16,542	$1,354,799
Net income	$72,995	—	—	72,995	—	72,995
Other comprehensive income, net of tax:
Net change in net unrealized gain (loss) on securities available for sale	2,569	—	—	—	2,569	2,569

Comprehensive income	$75,564

Cash dividends paid:
Common stock, $0.72 per share		—	—	(41,800)	—	(41,800)

Balance, September 30, 2012		$579	$1,260,124	$108,749	$19,111	$1,388,563
Net income	$96,243	—	—	96,243	—	96,243
Other comprehensive income, net of tax:
Net change in net unrealized gain (loss) on securities available for sale	(26,192)	—	—	—	(26,192)	(26,192)

Comprehensive income	$70,051

Cash dividends paid:
Common stock, $0.72 per share		—	—	(41,400)	—	(41,400)

Balance, September 30, 2013		$579	$1,260,124	$163,592	$(7,081)	$1,417,214
Net income	$104,952	—	—	104,952	—	104,952
Other comprehensive income, net of tax:
Net change in net unrealized gain (loss) on securities available for sale	924	—	—	—	924	924

Comprehensive income	$105,876

Cash dividends paid:
Common stock, $1.76 per share		—	—	(102,000)	—	(102,000)

Balance, September 30, 2014		$579	$1,260,124	$166,544	$(6,157)	$1,421,090

See accompanying notes.

GREAT WESTERN BANCORP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Years Ended September 30,
	2014	2013	2012
Operating activities
Net income	$104,952	$96,243	$72,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,770	43,764	47,333
Net gain on sale of securities	(90)	(917)	(7,305)
Net gain on sale of loans	(5,539)	(13,724)	(11,794)
Net loss on sale of premises and equipment	3,280	632	—
Net gain from sale of repossessed assets and other assets	(2,451)	(2,788)	(6,822)
Gain on acquisition of business	—	—	(3,950)
Provision for loan losses	684	11,574	30,145
Provision for repossessed assets	9,688	4,028	13,820
Proceeds from FDIC indemnification claims	8,914	5,284	57,090
Originations of residential real estate loans held-for-sale	(216,361)	(429,009)	(420,491)
Proceeds from sales of residential real estate loans held-for-sale	219,790	463,730	428,797
Net deferred income taxes	(12,463)	(6,088)	(14,719)
Changes in:
Accrued interest receivable	(1,544)	(329)	(3,326)
Other assets	(1,721)	(2,931)	15,005
FDIC indemnification asset	10,098	17,689	573
FDIC clawback liability	1,153	1,202	(1,284)
Accrued interest payable and other liabilities	(441)	(35,519)	21,653

Net cash provided by operating activities	152,719	152,841	217,720

Investing activities
Purchase of securities available for sale	(222,711)	(520,929)	(874,857)
Proceeds from sales and maturities of securities available for sale	354,399	567,931	858,709
Proceeds from sale of mortgage servicing rights	—	—	510
Net increase in loans	(465,217)	(308,696)	(753,714)
Purchase of premises and equipment	(4,978)	(3,318)	(12,451)
Proceeds from sale of premises and equipment	2,736	5,163	2,567
Proceeds from sale of other assets	34,107	45,877	118,834
Purchase of FHLB stock	(7,157)	(1,967)	(6,716)
Business acquisitions, net of cash acquired	—	—	(23,014)

Net cash used in investing activities	(308,821)	(215,939)	(690,132)

Financing activities
Net increase in deposits	103,972	63,693	254,100
Net increase (decrease) in securities sold under agreements to repurchase	(55,875)	(18,009)	20,923
Proceeds from FHLB advances and other borrowings	184,487	84,986	132,078
Net decrease in note payable to NAB	—	—	(7,000)
Dividends paid	(102,000)	(41,400)	(41,800)

Net cash provided by financing activities	130,584	89,270	358,301

Net increase (decrease) in cash and due from banks	(25,518)	26,172	(114,111)
Cash and due from banks, beginning of year	282,157	255,985	370,096

Cash and due from banks, end of year	$256,639	$282,157	$255,985

Supplemental disclosures of cash flows information
Cash payments for interest	$33,570	$43,832	$51,502

Cash payments for income taxes	$75,695	$58,599	$51,249

Supplemental schedules of noncash investing and financing activities
Loans transferred to repossessed assets and other assets	$(33,502)	$(28,980)	$(62,158)

See accompanying notes.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Great Western Bancorp, Inc. (the “Company”) is a bank holding company organized under the laws of Delaware. The primary business of the Company is ownership of its wholly owned subsidiary, Great Western Bank (the “Bank”). The Bank is a full-service regional bank focused on relationship-based business and agri-business banking in Arizona, Colorado, Iowa, Kansas, Missouri, Nebraska, and South Dakota. The Company and the Bank are subject to the regulation of certain federal and/or state agencies and undergo periodic examinations by those regulatory authorities. Substantially all of the Company’s income is generated from banking operations. The Company is a wholly owned indirect subsidiary of National Australia Bank Limited (“NAB”) at September 30, 2014.

Segment Reporting

The “Segment Reporting” topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) requires that public companies report certain information about operating segments. It also requires that public companies report certain information about their products and services, the geographic areas in which they operate, and their major customers. The Company is a holding company for a regional bank, which offers a wide array of products and services to its customers. Pursuant to its banking strategy, emphasis is placed on building relationships with its customers, as opposed to building specific lines of business. As a result, the Company is not organized and does not allocate resources around discernible lines of business or geographies and prefers to work as an integrated unit to customize solutions for its customers, with business line and geographic emphasis and product offerings changing over time as needs and demands change. Therefore, the Company only reports one segment, which is consistent with the Company’s preparation of financial information that is evaluated regularly by management in deciding how to allocate resources and assess performance.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and results of the Company and its subsidiaries after elimination of all significant intercompany accounts and transactions.

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Certain items in prior periods have been reclassified to conform to the current presentation.

Subsequent Events

In July 2014, NAB formed the Company, as a wholly owned direct subsidiary of National Americas Holdings LLC, an indirect wholly owned subsidiary of NAB. In October 2014, a series of formation transactions were undertaken whereby the Company acquired Great Western Bancorporation, Inc. (“GWBI”), the former holding company of the Bank, for its carrying value from National Americas Investment, Inc., a wholly owned direct subsidiary of National Americas Holdings LLC, and GWBI was merged with and into the Company, with the Company continuing as the surviving corporation and succeeding to all of the assets, liabilities and business of GWBI. Prior to the formation transactions, the Company held no assets other than a $100 equity contribution, and the Company had not engaged in any business or other activities other than in connection with its formation and as the registrant for an initial public offering of common stock. Because GWBI and the Company were under

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

common control at the time of the formation transactions, the Company’s acquisition of GWBI was accounted for as a transaction among entities under common control. The accompanying consolidated financial statements give effect retrospectively to the combination of the Company, GWBI and the Bank for all periods presented.

In addition, the Company’s certificate of incorporation was amended on October 17, 2014 to give effect to a 578,861.14-for-1 split of its common stock, resulting in 57,886,114 shares of common stock being issued and outstanding. The consolidated financial statements give effect retrospectively to the stock split.

On October 20, 2014, the Company completed an initial public offering (“IPO”) of 18,400,000 shares of its 57,886,114 outstanding shares of common stock. All of the shares sold in the offering were shares beneficially owned by NAB. NAB continues to beneficially own 39,486,114 shares of our common stock. NAB received all of the net proceeds of $312.16 million from the sale of the shares of common stock sold in the offering. The 18,400,000 shares sold in the offering are listed on the New York Stock Exchange (“NYSE”) under the symbol GWB.

On September 26, 2014, the Board of Directors adopted, and on October 10, 2014 our shareholder, approved the Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), the Great Western Bancorp, Inc. 2014 Non-Employee Director Plan (the “2014 Director Plan”), and the Great Western Bancorp, Inc. Executive Incentive Compensation Plan (the “Bonus Plan”). Upon completion of our IPO, the Company granted a total of 216,724 shares of our common stock underlying performance stock units and 65,834 shares of our common stock underlying restricted stock units to certain of our employees. Additionally, a total of 6,666 shares of our common stock underlying performance stock units and 12,221 shares of our common stock underlying restricted stock units were granted to our independent non-employee directors and a non-employee director of our bank.

The Company evaluated subsequent events through the date its consolidated financial statements were issued. Other than those events described above, there were no other material events that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations” (“ASC 805”). The Company recognizes the fair value of the assets acquired and liabilities assumed, immediately expenses transaction costs and accounts for restructuring plans separately from the business combination. There is no separate recognition of the acquired allowance for loan losses on the acquirer’s balance sheet as credit related factors are incorporated directly into the fair value of the loans recorded at the acquisition date. The excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired is recorded as goodwill. Alternatively, a bargain purchase gain is recorded equal to the amount by which the fair value of assets purchased exceeds the fair value of liabilities assumed and consideration paid.

Results of operations of the acquired business are included in the consolidated statements of comprehensive income from the effective date of acquisition.

Cash and Due From Banks

For purposes of the consolidated statements of cash flows, management has defined cash and cash equivalents to include cash on hand, amounts due from banks (including cash items in process of clearing), and amounts held at other financial institutions with an initial maturity of 90 days or less.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Securities

The Company classifies securities upon purchase in one of three categories: trading, held-to-maturity, or available-for-sale. Debt and equity securities held for resale are classified as trading. Debt securities for which the Company has the ability and positive intent to hold until maturity are classified as held-to-maturity. All other securities are classified as available-for-sale as they may be sold prior to maturity in response to changes in the Company’s interest rate risk profile, funding needs, demand for collateralized deposits by public entities or other reasons.

Held-to-maturity securities are stated at amortized cost, which represents actual cost adjusted for premium amortization and discount accretion. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of related taxes, included in stockholder’s equity as a component of accumulated other comprehensive income (loss).

Trading securities are stated at fair value. Realized and unrealized gains and losses from sales and fair value adjustments of trading securities are included in other noninterest income in the consolidated statements of comprehensive income.

Purchases and sales of securities are recognized on a trade date basis. The cost of securities sold is based on the specific identification method.

Declines in the fair value of investment securities available for sale (with certain exceptions for debt securities noted below) that are deemed to be other-than-temporary are recognized in earnings as a realized loss, and a new cost basis for the securities is established. In evaluating other-than-temporary impairment, management considers the length of time and extent to which the fair value has been less than amortized cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value in the near term. Declines in the fair value of debt securities below amortized cost are deemed to be other-than-temporary in circumstances where: (1) the Company has the intent to sell a security; (2) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the Company does not expect to recover the entire amortized cost basis of the security. If the Company intends to sell a security or if it is more likely than not that the Company will be required to sell the security before recovery, an other-than-temporary impairment loss is recognized in earnings equal to the difference between the security’s amortized cost basis and its fair value. If the Company does not intend to sell the security or it is not more likely than not that it will be required to sell the security before recovery, the other-than-temporary impairment write-down is separated into an amount representing credit loss, which is recognized in earnings, and an amount related to all other factors, which is recognized in other comprehensive income.

Interest and dividends, including amortization of premiums and accretion of discounts, are recognized as interest or dividend income when earned. Realized gains and losses on sales (using the specific identification method) and declines in value judged to be other-than-temporary are included in noninterest income in the consolidated statements of comprehensive income (loss).

Federal Home Loan Bank Stock

Investments in the Federal Home Loan Bank (“FHLB”) stock are restricted as to redemption and are carried at cost. Investments in FHLB stock are reviewed regularly for possible other-than-temporary impairment, and the cost basis of this investment is reduced by any declines in value determined to be other-than-temporary.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Loans

The Company’s accounting method for loans differs depending on whether the loans were originated or purchased and, for purchased loans, whether the loans were acquired at a discount related to evidence of credit deterioration since date of origination.

Originated Loans

Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, generally are reported at their outstanding principal balance, adjusted for charge-offs, the allowance for loan losses, and any unamortized deferred fees or costs. Other fees, not associated with originating a loan are recognized as fee income when earned.

Interest income on loans is accrued daily on the outstanding balances. Accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the borrower’s financial condition is such that collection of interest is doubtful. Generally, when loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans are removed from nonaccrual status when they become current as to both principal and interest and concern no longer exists as to the collectability of principal and interest.

The Company has elected to measure certain long-term loans and written loan commitments at fair value to assist in managing interest rate risk for longer-term loans. Fair value loans are fixed-rate loans having original maturities of 5 years or greater (typically between 5 and 15 years) to our business and agribusiness banking customers to assist them in facilitating their risk management strategies. The fair value option was elected upon the origination or acquisition of these loans and written loan commitments. Interest income is recognized in the same manner on loans reported at fair value as on non-fair value loans, except in regard to origination fees and costs which are recognized immediately upon closing. The changes in fair value of long-term loans and written loan commitments at fair value are reported in noninterest income.

For loans held for sale, loan fees charged or received on origination, net of certain direct loan origination costs, are recognized in income when the related loan is sold. For loans held for investment, loan fees, net of certain direct loan origination costs, are deferred, and the net amount is amortized as an adjustment of the related loan’s yield. The Company is generally amortizing these amounts over the contractual lives of the loans. Commitment fees are recognized as income when received.

The Company grants commercial, agricultural, consumer, residential real estate, and other loans to customers primarily in Arizona, Colorado, Iowa, Kansas, Missouri, Nebraska, and South Dakota. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the borrower. Collateral held varies but includes accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial and agricultural properties. Government guarantees are also obtained for some loans, which reduces the Company’s risk of loss.

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Loans held for sale include fixed rate single-family residential mortgage loans under contract to be sold in the secondary market. In most cases, loans in this category are sold within 45 days. These loans are sold with the mortgage servicing rights released. Under limited circumstances, buyers may have recourse to return a purchased loan to the Company. Recourse conditions may include early payment default, breach of representation or warranties, or documentation deficiencies.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Fair value of loans held for sale is determined based on prevailing market prices for loans with similar characteristics, sale contract prices, or, for certain portfolios, discounted cash flow analyses. Declines in fair value below cost (and subsequent recoveries) are recognized in net gain on sale of loans. Deferred fees and costs related to these loans are not amortized but are recognized as part of the cost basis of the loan at the time it is sold. Gains or losses on sales are recognized upon delivery and included in net gain on sale of loans.

Purchased Loans

Loans acquired (non-impaired and impaired) in a business acquisition are recorded at their fair value at the acquisition date. Credit discounts are included in the determination of fair value; therefore, an allowance for loan losses is not recorded at the acquisition date.

In determining the acquisition date fair value of purchased loans with evidence of credit deterioration (“purchased impaired loans”), and in subsequent accounting, the Company generally aggregates impaired purchased consumer and certain smaller balance impaired commercial loans into pools of loans with common risk characteristics, while accounting for larger-balance impaired commercial loans individually. Expected cash flows at the acquisition date in excess of the fair value of loans are recorded as interest income over the life of the loans using a level-yield method.

Management estimates the cash flows expected to be collected at acquisition and at subsequent measurement dates using internal risk models, which incorporate the estimate of key assumptions, such as default rates, loss severity, and prepayment speeds. Subsequent to the acquisition date, decreases in cash flows over those expected at the acquisition date are recognized by recording an allowance for loan losses. Subsequent increases in cash flow over those expected at the acquisition date are recognized as reductions to allowance for loan losses to the extent impairment was previously recognized and thereafter as interest income prospectively.

For purchased loans not deemed impaired at the acquisition date, the difference between the fair value of the loans and the expected cash flows of the loans at acquisition date is recognized in interest income on a level-yield method over the life of the loans. Credit discounts representing the principal losses expected over the life of the loan are a component of the initial fair value. Subsequent to the purchase date, the methods utilized to estimate the required allowance for loan losses for these loans is similar to originated loans; however, the Company records a provision for loan losses only when the required allowance exceeds any remaining credit discounts.

Credit Risk Management

The Company’s strategy for credit risk management includes well-defined, centralized credit policies, uniform underwriting criteria and ongoing risk monitoring and review processes for all credit exposures. The strategy also emphasizes diversification on a geographic, industry, and customer level; regular credit examinations; and management reviews of loans exhibiting deterioration of credit quality. The credit risk management strategy also includes a credit risk assessment process that performs assessments of compliance with commercial and consumer credit policies, risk ratings, and other critical credit information. Loan decisions are documented with respect to the borrower’s business, purpose of the loan, evaluation of the repayment source, and the associated risks, evaluation of collateral, covenants and monitoring requirements, and risk rating rationale.

The Company categorizes its loan portfolio into six classes, which is the level at which it develops and documents a systematic methodology to determine the allowance for loan losses.

The Company’s six loan portfolio classes are residential real estate, commercial real estate, commercial non real estate, agriculture, consumer and other lending.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The residential real estate lending class includes loans made to consumer customers including residential mortgages, residential construction loans and home equity loans and lines. These loans are typically fixed rate loans secured by residential real estate. Home equity lines are revolving accounts giving the borrower the ability to draw and repay balances repeatedly, up to a maximum commitment, and are secured by residential real estate. Home equity lines typically have variable rate terms which are benchmarked to a prime rate. Historical loss history is the primary factor in determining the allowance for loan losses for the residential real estate lending class. Key risk characteristics relevant to residential real estate lending class loans primarily relate to the borrower’s capacity and willingness to repay and include unemployment rates and other economic factors, and customer payment history. These risk characteristics, among others, are reflected in the environmental factors considered in determining the allowance for loan losses.

The commercial real estate lending class includes loans made to small and middle market businesses, including multifamily properties. Loans in this class are secured by commercial real estate. Historical loss history and updated loan-to-value information on collateral-dependent loans are the primary factors in determining the allowance for loan losses for the commercial real estate lending class. Key risk characteristics relevant to the commercial real estate lending class include the industry and geography of the borrower’s business, purpose of the loan, repayment source, borrower’s debt capacity and financial performance, loan covenants, and nature of pledged collateral. We consider these risk characteristics in assigning risk ratings and estimating environmental factors considered in determining the allowance for loan losses.

The commercial non real estate lending class includes loans made to small and middle market businesses, and loans made to public sector customers. Loans in this class are secured by the operations and cash flows of the borrowers, and any guarantors. Historical loss history and updated loan-to-value information on collateral-dependent loans are the primary factors in determining the allowance for loan losses for the commercial non real estate lending class. Key risk characteristics relevant to the commercial non real estate lending class include the industry and geography of the borrower’s business, purpose of the loan, repayment source, borrower’s debt capacity and financial performance, loan covenants, and nature of pledged collateral. We consider these risk characteristics in assigning risk ratings and estimating environmental factors considered in determining the allowance for loan losses.

The agriculture lending class includes loans made to small and mid-size agricultural individuals and businesses. Loans in this class are secured by agricultural real estate, production, and cash flows, and any guarantors. Historical loss history and updated loan-to-value information on collateral-dependent loans are the primary factors in determining the allowance for loan losses for the agriculture lending class. Key risk characteristics relevant to the agriculture lending class include the geography of the borrower’s operations, commodity prices and weather patterns, purpose of the loan, repayment source, borrower’s debt capacity and financial performance, loan covenants, and nature of pledged collateral. We consider these risk characteristics in assigning risk ratings and estimating environmental factors considered in determining the allowance for loan losses.

The consumer lending class includes loans made to consumer customers including loans secured by automobiles and other installment loans, and the other lending class includes credit card loans and unsecured revolving credit lines. Historical loss history is the primary factor in determining the allowance for loan losses for the consumer and other lending classes. Key risk characteristics relevant to loans in the consumer and other lending classes primarily relate to the borrower’s capacity and willingness to repay and include unemployment rates and other economic factors, and customer payment history. These risk characteristics, among others, are reflected in the environmental factors considered in determining the allowance for loan losses.

The Company classifies all non-consumer loans by credit quality ratings. These ratings are Pass, Watch, Substandard, Doubtful, and Loss. Loans with a Pass and Watch rating represent those loans not classified on the

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Company’s rating scale for problem credits, with loans with a Watch rating being monitored and updated at least quarterly by management. Substandard loans are those where a well-defined weakness has been identified that may put full collection of contractual cash flows at risk. Doubtful loans are those where a well-defined weakness has been identified and a loss of contractual cash flows is known. Substandard and doubtful loans are monitored and updated monthly. All loan risk ratings are updated and monitored on a continuous basis. The Company generally does not risk rate consumer loans unless a default event such as bankruptcy or extended nonperformance takes place. Alternatively, standard credit scoring systems are used to assess credit risks of consumer loans.

Allowance for Loan Losses (“ALL”) and Unfunded Commitments

The Company maintains an allowance for loan losses at a level management believes is appropriate to reserve for credit losses inherent in our loan portfolio. The allowance for loan losses is determined based on an ongoing evaluation, driven primarily by monitoring changes in loan risk grades, delinquencies, and other credit risk indicators, which is inherently subjective.

The Company considers the uncertainty related to certain industry sectors and the extent of credit exposure to specific borrowers within the portfolio. In addition, consideration is given to concentration risks associated with the various loan portfolios and current economic conditions that might impact the portfolio. The Company also considers changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry, or customer-specific concentrations), trends in loan performance, the level of allowance coverage relative to similar banking institutions and macroeconomic factors, such as changes in unemployment rates, gross domestic product, and consumer bankruptcy filings.

All of these estimates are susceptible to significant change. Changes to the allowance for loan losses are made by charges to the provision for loan losses, which is reflected in the consolidated statements of comprehensive income. Loans deemed to be uncollectible are charged off against the allowance for loan losses. Recoveries of amounts previously charged-off are credited to the allowance for loan losses.

The allowance for loan losses consist of reserves for probable losses that have been identified related to specific borrowing relationships that are individually evaluated for impairment (“specific reserve”), as well as probable losses inherent in our loan portfolio that are not specifically identified (“collective reserve”).

The specific reserve relates to impaired loans. A loan is impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due (interest as well as principal) according to the contractual terms of the loan agreement. Specific reserves are determined on a loan-by-loan basis based on management’s best estimate of the Company’s exposure, given the current payment status of the loan, the present value of expected payments, and the value of any underlying collateral. Impaired loans also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance, or other actions intended to maximize collection. Generally, the impairment related to troubled debt restructurings is measured based on the fair value of the collateral, less cost to sell, or the present value of expected payments relative to the unpaid principal balance. If the impaired loan is identified as collateral dependent, then the fair value of the collateral method of measuring the amount of the impairment is utilized. This method requires obtaining an independent appraisal of the collateral and applying a discount factor to the appraised value, if necessary, and including costs to sell.

Management’s estimate for collective reserves reflects losses incurred in the loan portfolio as of the consolidated balance sheet reporting date. Incurred loss estimates primarily are based on historical loss experience and

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

portfolio mix. Incurred loss estimates may be adjusted to reflect current economic conditions and current portfolio trends including credit quality, concentrations, aging of the portfolio, and/or significant policy and underwriting changes.

While management uses the best information available to establish the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used in performing the estimates.

Unfunded residential mortgage loan commitments entered into in connection with mortgage loans to be held for sale are considered derivatives and recorded at fair value on the consolidated balance sheets with changes in fair value recorded in other interest income. All other unfunded loan commitments are generally related to providing credit facilities to customers and are not considered derivatives. For purchased loans, the fair value of the unfunded credit commitments is considered in determination of the fair value of the loans recorded at the date of acquisition. Reserves for credit exposure on all other unfunded credit commitments are recorded in other liabilities on the consolidated balance sheets. We maintain a reserve for unfunded commitments at a level we believe to be sufficient to absorb estimated probable losses related to unfunded credit facilities.

FDIC Indemnification Asset and Clawback Liability

In conjunction with a Federal Deposit Insurance Corporation (“FDIC”)-assisted transaction of TierOne Bank in 2010, the Company entered into two loss share agreements with the FDIC, one covering certain single family residential mortgage loans and one covering commercial loans and other assets, with claim periods ending June 2020 and June 2015, respectively. The agreements cover a portion of realized losses on loans, foreclosed real estate and certain other assets. The Company has recorded assets on the consolidated balance sheets (i.e., indemnification assets) representing estimated future amounts recoverable from the FDIC.

Fair values of loans covered by the loss sharing agreements at the acquisition date were estimated based on projected cash flows available based on the expected probability of default, default timing and loss given default, the expected reimbursement rates (generally 80%) from the FDIC and other relevant terms of the loss sharing agreements. The initial fair value was established by discounting these expected cash flows with a market discount rate for instruments with like maturity and risk characteristics.

The loss share assets are measured separately from the related loans and foreclosed real estate and recorded as an FDIC indemnification asset on the consolidated balance sheets because they are not contractually embedded in the loans and are not transferrable with the loans should the Company choose to dispose of them. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses reduce the carrying amount of the loss share assets. Reductions to expected losses on covered assets, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, also reduce the carrying amount of the loss share assets. The rate of accretion of the indemnification asset discount included in interest income slows to mirror the accelerated accretion of the loan discount. Additional expected losses on covered assets, to the extent such expected losses result in the recognition of an allowance for loan losses, increase the carrying amount of the loss share assets. A related increase in the value of the indemnification asset up to the amount covered by the FDIC is calculated based on the reimbursement rates from the FDIC and is included in other noninterest income. The corresponding loan accretion or amortization is recorded as a component of interest income on the consolidated statements of comprehensive income. Although these assets are contractual receivables from the FDIC, there are no contractual interest rates.

As part of the loss sharing agreements, the Company also assumed a liability (“FDIC Clawback Liability”) to be paid within 45 days subsequent to the maturity or termination of the loss sharing agreements that is contingent

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

upon actual losses incurred over the life of the agreements relative to expected losses considered in the consideration paid at acquisition date and the amount of losses reimbursed to the Company under the loss sharing agreements. The liability was recorded at fair value as of the acquisition date. The fair value was based on a discounted cash flow calculation that considered the formula defined in the loss sharing agreements and projected losses. The difference between the fair value at acquisition date and the projected losses is amortized through other noninterest expense. As projected losses and reimbursements are updated, as described above, the FDIC Clawback Liability is adjusted and a gain or loss is recorded in other noninterest expense.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed as incurred. The range of estimated useful lives for buildings and building improvements are 10 to 40 years and 3 to 10 years for furniture and equipment.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset’s carrying value is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

No long-lived asset impairments were recognized during the years ended September 30, 2014, 2013 or 2012.

Bank Owned Life Insurance (“BOLI”)

BOLI represents life insurance policies on the lives of certain Company officers or former officers for which the Company is the beneficiary. The carrying amount of bank owned life insurance consists of the initial premium paid plus increases in cash value less the carrying amount associated with any death benefits received, and is recorded in other assets. Death benefits paid in excess of the applicable carrying amount are recognized as income, which is exempt from income taxes.

Other Repossessed Property

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Income and expenses from operations of repossessed property are included in other noninterest expense.

Goodwill

Goodwill represents the cost in excess of the fair value of net assets acquired (including identifiable intangibles) in transactions accounted for as business acquisitions. Goodwill is evaluated annually for impairment. The Company performs its impairment evaluation as of June 30 of each fiscal year. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill are not recognized in the consolidated financial statements. No goodwill impairment was recognized during the years ended September 30, 2014, 2013 or 2012.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Core Deposits and Other Intangibles

Intangible assets consist of core deposits, brand intangible, customer relationships, and other intangibles. Core deposits represent the identifiable intangible value assigned to core deposit bases arising from purchase acquisitions. Brand intangible represents the value associated with the Bank charter. Customer relationships intangible represents the identifiable intangible value assigned to customer relationships arising from a purchase acquisition. Other intangibles represent contractual franchise arrangements under which the franchiser grants the franchisee the right to perform certain functions within a designated geographical area.

The methods and lives used to amortize intangible assets are as follows:

Intangible	Method	Years
Core deposit	Straight-line or effective yield	4.75 – 6.2
Brand intangible	Straight-line	15
Customer relationships	Straight-line	8.5
Other intangibles	Straight-line	5

Intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. No intangible asset impairments were recognized during the years ended September 30, 2014, 2013 or 2012.

Derivatives

The Company maintains an overall interest rate risk management strategy that permits the use of derivative instruments to modify exposure to interest rate risk. The Company enters into interest rate swap contracts to offset the interest rate risk associated with borrowers who lock in long-term fixed rates (greater than or equal to 5 years to maturity) through a fixed rate loan. These contracts do not qualify for hedge accounting. Generally, under these swaps, the Company agrees with NAB to exchange the difference between fixed-rate and floating-rate interest amounts based upon notional principal amounts. These interest rate derivative instruments are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value, with changes in fair value reported in net realized and unrealized gain (loss) on derivatives. Since each fixed rate loan is paired with an offsetting derivative contract, the impact to net income is minimized.

The Company enters into forward interest rate lock commitments on mortgage loans to be held for sale, which are commitments to originate loans whereby the interest rate on the loan is determined prior to funding. The Company also has corresponding forward sales contracts related to these interest rate lock commitments. Both the mortgage loan commitments and the related sales contracts are considered derivatives and are recorded at fair value with changes in fair value recorded in other interest income.

Income Taxes

The Company files a consolidated income tax return with National Americas Investment, Inc. (a wholly owned indirect subsidiary of NAB). Income taxes are allocated pursuant to a tax-sharing arrangement, whereby the Company will pay federal and state income taxes as if it were filing on a stand-alone basis. Income tax expense includes two components: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over income. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax basis of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Liabilities related to uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company recognizes interest and/or penalties related to income tax matters in other interest and noninterest expense.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company-put presumptively beyond reach of the Company and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Securities sold under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at amounts at which the securities were financed, plus accrued interest.

Revenue Recognition

The Company recognizes revenue as it is earned based on contractual terms, as transactions occur, or as services are provided and collectability is reasonably assured. Certain specific policies related to service charges and other fees include the following:

Deposit Service Charges

Service charges on deposit accounts are primarily fees related to customer overdraft events and not sufficient funds fees, net of any refunded fees, and are recognized as transactions occur and services are provided. Service charges on deposit accounts also relate to monthly fees based on minimum balances, and are earned as transactions occur and services are provided.

Interchange Fees

Interchange fees include interchange income from consumer debit card transactions processed through card association networks. Interchange income is a fee paid by a merchant bank to the card-issuing bank through the interchange network. Interchange fees are set by the card association networks and are based on cardholder purchase volumes.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes. Other comprehensive income (loss) consists entirely of unrealized appreciation (depreciation) on available-for-sale securities.

New Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-11, Disclosures about Offsetting Assets and Liabilities. Under the ASU, an entity is required to disclose both gross and net information about instruments and transactions eligible for offset in the balance sheet, as well as instruments and transactions subject to an agreement similar to a master netting agreement. In January 2013, the FASB released ASU 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which amended ASU 2011-11 to specifically include only derivatives accounted for under Topic 815, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions that are either offset or subject to an enforceable master netting arrangement. The disclosure requirements are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods therein, with retrospective application required. The adoption of these accounting pronouncements did not have a material impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The update amends existing literature to eliminate diversity in practice by clarifying and defining when an in substance repossession or foreclosure occurs. The terms “in substance a repossession or foreclosure” and “physical possession” are not currently defined in the accounting literature, resulting in diversity in practice when a creditor derecognizes a loan receivable and recognizes the real estate property collateralizing the loan receivable as an asset. Additionally, the update requires interim and annual disclosures of both the amount of foreclosed residential real estate property and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The update is effective for annual periods and the interim periods within those annual periods beginning after December 15, 2014. The adoption of the update to existing standards is not expected to have a material impact to the Company’s consolidated financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers (Topic 606)”, which does not apply to financial instruments. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The amendments can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this ASU recognized at the date of initial application. Early application is not permitted. The Company is assessing the impact of ASU 2014-09 on its accounting and disclosures.

2. Restrictions on Cash and Due from Banks

The Company is required to maintain reserve balances in cash and on deposit with the Federal Reserve based on a percentage of deposits. The total requirement was approximately $50.36 million and $52.66 million at September 30, 2014 and 2013, respectively.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

3. Securities

The amortized cost and approximate fair value of investments in securities, all of which are classified as available for sale according to management’s intent, are summarized as follows (in thousands):

	Amortized	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of September 30, 2014
U.S. Treasury securities	$222,868	$31	$(174)	$222,725
Mortgage-backed securities:
Government National Mortgage Association	1,113,363	4,639	(14,587)	1,103,415
Federal National Mortgage Association	—	—	—	—
States and political subdivision securities	2,188	1	—	2,189
Corporate debt securities	11,732	141	—	11,873
Other	1,006	34	—	1,040

	$1,351,157	$4,846	$(14,761)	$1,341,242

	Amortized	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
As of September 30, 2013
U.S. Treasury securities	$—	$—	$—	$—
Mortgage-backed securities:
Government National Mortgage Association	1,470,822	9,634	(21,013)	1,459,443
Federal National Mortgage Association	1	—	—	1
States and political subdivision securities	3,513	19	—	3,532
Corporate debt securities	11,889	133	(9)	12,013
Other	5,449	17	(6)	5,460

	$1,491,674	$9,803	$(21,028)	$1,480,449

The amortized cost and approximate fair value of debt securities available for sale as of September 30, 2014 and 2013, by contractual maturity, are shown below. Maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties.

	September 30, 2014		September 30, 2013
(In Thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$7,207	$7,218	$1,497	$1,514
Due after one year through five years	223,282	223,140	6,988	7,123
Due after five years through ten years	6,299	6,429	6,917	6,908
Due after ten years	—	—	—	—

	236,788	236,787	15,402	15,545
Mortgage-backed securities	1,113,363	1,103,415	1,470,823	1,459,444
Securities without contractual maturities	1,006	1,040	5,449	5,460

	$1,351,157	$1,341,242	$1,491,674	$1,480,449

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Proceeds from sales of securities available for sale were $47.31 million, $72.44 million and $542.8 million for the years ended September 30, 2014, 2013 and 2012, respectively. Gross gains of $0.95 million, $1.70 million and $7.67 million and gross losses of $0.86 million, $0.78 million and $0.36 million were realized on the sales for the years ended September 30, 2014, 2013 and 2012, respectively, using the specific identification method.

Securities with a carrying value of approximately $1,132.31 million and $1,090.37 million at September 30, 2014 and 2013, respectively, were pledged as collateral on public deposits, securities sold under agreements to repurchase, and for other purposes as required or permitted by law. The counterparties do not have the right to sell or pledge the securities the Company has pledged as collateral.

As detailed in the following tables, certain investments in debt securities, which are approximately 64% and 62% of the Company’s investment portfolio at September 30, 2014 and 2013, respectively, are reported in the consolidated financial statements at an amount less than their amortized cost. Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information, implicit or explicit government guarantees, and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary. As the Company does not intend to sell the securities and it is not more likely than not that the Company will be required to sell the securities before the recovery of their amortized cost basis, which may be maturity, the Company does not consider the securities to be other than temporarily impaired at September 30, 2014 or 2013. For the years ended September 30, 2014, 2013 and 2012, the Company did not recognize any other-than-temporary impairment.

The following table presents the Company’s gross unrealized losses and approximate fair value in investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position (in thousands):

	Less than 12 months		September 30, 2014 12 months or more		Total
	Fair Value	Unrealized	Fair Value	Unrealized	Fair Value	Unrealized
U.S. Treasury securities	$98,344	$(174)	$—	$—	$98,344	$(174)
Mortgage-backed securities	24,625	(125)	730,171	(14,462)	754,796	(14,587)
Corporate debt securities	—	—	—	—	—	—
Other	—	—	—	—	—	—

	$122,969	$(299)	$730,171	$(14,462)	$853,140	$(14,761)

	Less than 12 months		September 30, 2013 12 months or more		Total
	Fair Value	Unrealized	Fair Value	Unrealized	Fair Value	Unrealized
Mortgage-backed securities	$852,344	$(19,469)	$56,781	$(1,544)	$909,125	$(21,013)
Corporate debt securities	4,436	(9)	—	—	4,436	(9)
Other	—	—	4,986	(6)	4,986	(6)

	$856,780	$(19,478)	$61,767	$(1,550)	$918,547	$(21,028)

The Company’s investments in nonmarketable equity securities are all stock of the Federal Home Loan Bank. The carrying value of Federal Home Loan Bank stock was $35.92 million and $28.77 million as of September 30, 2014 and 2013, respectively, and is reported in other assets on the consolidated balance sheets. No indicators of impairment related to FHLB stock were identified during fiscal year 2014, 2013 or 2012.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The components of other comprehensive income from net unrealized gains (losses) on securities available for sale for the years ended September 30, 2014, 2013 and 2012 are as follows (in thousands):

	2014	2013	2012
Beginning balance accumulated other comprehensive income	$(7,081)	$19,111	$16,542
Net unrealized holding gain (loss) arising during the period	1,400	(40,651)	11,376
Reclassification adjustment for net gain realized in net income	(90)	(917)	(7,305)

Net change in unrealized gain (loss) before income taxes	1,310	(41,568)	4,071
Income tax benefit (expense)	(386)	15,376	(1,502)

Net change in unrealized gain (loss) on securities after taxes	924	(26,192)	2,569

Ending balance accumulated other comprehensive income (loss)	$(6,157)	$(7,081)	$19,111

4. Loans

The composition of net loans as of September 30, 2014 and 2013, is as follows (in thousands):

	2014	2013
Residential real estate	$901,605	$906,469
Commercial real estate	2,541,194	2,311,974
Commercial non real estate	1,571,640	1,481,756
Agriculture	1,681,209	1,587,248
Consumer	90,086	101,477
Other	34,243	24,711

	6,819,977	6,413,635
Less:
Allowance for loan losses	(47,518)	(55,864)
Unamortized discount on acquired loans	(25,638)	(34,717)
Unearned net deferred fees and costs and loans in process	(6,872)	(16,245)

	$6,739,949	$6,306,809

The loan breakouts above include loans covered by FDIC loss sharing agreements totaling $234.04 million and $347.41 million as of September 30, 2014 and 2013, respectively, residential real estate loans held for sale totaling $10.38 million and $8.27 million at September 30, 2014 and 2013, respectively, and $985.41 million and $841.86 million of loans and written loan commitments accounted for at fair value as of September 30, 2014 and 2013, respectively.

Unamortized net deferred fees and costs totaled $6.27 million and $5.19 million as of September 30, 2014 and 2013, respectively.

Loans in process represent loans that have been funded as of the balance sheet dates but not classified into a loan category and loan payments received as of the balance sheet dates that have not been applied to individual loan accounts. Loans in process totaled $0.60 million and $11.05 million as of September 30, 2014 and 2013, respectively.

Loans guaranteed by agencies of the U.S. government totaled $106.46 million and $104.04 million at September 30, 2014 and 2013, respectively.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Principal balances of residential real estate loans sold totaled $214.25 million and $450.01 million for the years end September 30, 2014 and 2013, respectively.

The following table presents the Company’s nonaccrual loans at September 30, 2014 and 2013 (in thousands), excluding loans covered under the FDIC loss-sharing agreements. Loans greater than 90 days past due and still accruing interest as of September 30, 2014 and 2013, were not significant.

Nonaccrual loans	2014	2013
Residential real estate	$6,671	$8,746
Commercial real estate	20,767	57,652
Commercial non real estate	4,908	6,641
Agriculture	11,453	8,236
Consumer	146	226

Total	$43,945	$81,501

The following table (in thousands) presents the Company’s past due loans at September 30, 2014 and 2013. This table is presented net of unamortized discount on acquired loans and excludes loans measured at fair value with changes in fair value reported in earnings of $985.41 million for 2014 and $841.86 million for 2013.

As of September 30, 2014	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables
Residential real estate	$675	$611	$2,581	$3,867	$760,887	$764,754
Commercial real estate	11,050	819	3,384	15,253	1,988,585	2,003,838
Commercial non real estate	1,761	6,228	744	8,733	1,303,925	1,312,658
Agriculture	16	368	4,205	4,589	1,364,960	1,369,549
Consumer	244	18	49	311	89,528	89,839
Other	—	—	—	—	34,243	34,243

	13,746	8,044	10,963	32,753	5,542,128	5,574,881
Loans covered by FDIC loss sharing agreements	1,960	1,252	3,728	6,940	227,096	234,036

Total	$15,706	$9,296	$14,691	$39,693	$5,769,224	$5,808,917

As of September 30, 2013	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables
Residential real estate	$625	$955	$4,942	$6,522	$721,333	$727,855
Commercial real estate	431	158	9,639	10,228	1,797,884	1,808,112
Commercial non real estate	1,342	198	2,821	4,361	1,219,731	1,224,092
Agriculture	102	4,040	2,867	7,009	1,297,208	1,304,217
Consumer	340	65	44	449	100,214	100,663
Other	—	—	—	—	24,711	24,711

	2,840	5,416	20,313	28,569	5,161,081	5,189,650
Loans covered by FDIC loss sharing agreements	1,307	3,861	6,632	11,800	335,608	347,408

Total	$4,147	$9,277	$26,945	$40,369	$5,496,689	$5,537,058

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The composition of the loan portfolio by internal risk rating is as follows as of September 30, 2014 and 2013. This table (in thousands) is presented net of unamortized discount on acquired loans and excludes loans measured at fair value with changes in fair value reported in earnings of $985.41 million for 2014 and $841.86 million for 2013:

As of September 30, 2014	Residential Real Estate	Commercial Real Estate	Commercial Non Real Estate	Agriculture	Consumer	Other	Total
Credit Risk Profile by Internally Assigned Grade
Grade:
Pass	$747,485	$1,867,866	$1,218,558	$1,202,145	$89,197	$34,243	$5,159,494
Watchlist	5,320	84,132	65,628	132,262	381	—	287,723
Substandard	11,290	51,692	27,499	35,107	242	—	125,830
Doubtful	659	148	798	35	19	—	1,659
Loss	—	—	175	—	—	—	175

Ending balance	764,754	2,003,838	1,312,658	1,369,549	89,839	34,243	5,574,881
Loans covered by FDIC loss sharing agreements	127,115	95,467	9,390	2,004	60	—	234,036

Total	$891,869	$2,099,305	$1,322,048	$1,371,553	$89,899	$34,243	$5,808,917

As of September 30, 2013	Residential Real Estate	Commercial Real Estate	Commercial Non Real Estate	Agriculture	Consumer	Other	Total
Credit Risk Profile by Internally Assigned Grade
Grade:
Pass	$707,859	$1,652,694	$1,144,131	$1,192,357	$100,087	$24,711	$4,821,839
Watchlist	5,779	72,924	52,576	87,596	164	—	219,039
Substandard	13,039	78,244	23,538	23,963	398	—	139,182
Doubtful	1,178	4,250	3,847	301	14	—	9,590
Loss	—	—	—	—	—	—	—

Ending balance	727,855	1,808,112	1,224,092	1,304,217	100,663	24,711	5,189,650
Loans covered by FDIC loss sharing agreements	167,835	150,745	28,163	525	140	—	347,408

Total	$895,690	$1,958,857	$1,252,255	$1,304,742	$100,803	$24,711	$5,537,058

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Impaired Loans

The following table presents the Company’s impaired loans (in thousands). This table excludes loans covered by FDIC loss sharing agreements:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
September 30, 2014
Impaired loans:
With an allowance recorded:
Residential real estate	$12,107	$12,737	$2,529	$13,572
Commercial real estate	62,155	64,597	2,017	84,490
Commercial non real estate	32,522	37,882	3,927	31,827
Agriculture	35,528	37,958	1,155	30,546
Consumer	280	491	51	346

	$142,592	$153,665	$9,679	$160,781

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
September 30, 2013
Impaired loans:
With an allowance recorded:
Residential real estate	$15,037	$16,815	$3,217	$15,716
Commercial real estate	106,824	123,523	5,341	106,780
Commercial non real estate	31,132	32,557	5,607	34,817
Agriculture	25,563	29,632	3,022	15,522
Consumer	412	656	90	554

	$178,968	$203,183	$17,277	$173,389

There were no impaired loans with no valuation allowance as of September 30, 2014 or 2013. Interest income recognized on impaired loans was $5.87 million and $7.87 million for the years ended September 30, 2014 and 2013, respectively.

Valuation adjustments made to repossessed properties for the years ended September 30, 2014 and 2013, totaled $9.69 million and $4.03 million, respectively, and are included in other noninterest expense.

Troubled Debt Restructured Loans

Included in certain loan categories in the impaired loans are troubled debt restructurings (“TDRs”) that were classified as impaired. These TDRs do not include purchased impaired loans. When the Company grants concessions to borrowers such as reduced interest rates or extensions of loan periods that would not be considered other than because of borrowers’ financial difficulties, the modification is considered a TDR. Specific reserves included in the allowance for loan losses for TDRs were $3.18 million and $6.43 million at September 30, 2014 and 2013, respectively. Commitments to lend additional funds to borrowers whose loans were modified in a TDR were not significant as of September 30, 2014 or 2013.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The following table presents the recorded value of the Company’s TDR balances as of September 30, 2014 and 2013 (in thousands):

	September 30, 2014		September 30, 2013
	Accruing	Nonaccrual	Accruing	Nonaccrual
Residential real estate	$1,112	$1,730	$662	$1,100
Commercial real estate	25,177	6,884	29,373	49,736
Commercial non real estate	6,753	1,785	4,769	5,007
Agriculture	3,780	9,994	4,326	7,268
Consumer	35	22	—	29

Total	$36,857	$20,415	$39,130	$63,140

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The following table presents a summary of all accruing loans restructured in TDRs during the years ended September 30, 2014 and 2013:

	Year ended September 30, 2014			Year ended September 30, 2013
($ in thousands)	Number	Recorded Investment		Number	Recorded Investment
		Pre- Modification	Post- Modification		Pre- Modification	Post- Modification
Residential real estate
Rate modification	—	$—	$—	—	$—	$—
Term extension	6	206	206	7	663	663
Payment modification	6	474	474	—	—	—
Bankruptcy	9	338	338	1	5	5
Other	2	49	49	—	—	—

Total residential real estate	23	1,067	1,067	8	668	668

Commercial real estate
Rate modification	—	—	—	2	990	990
Term extension	3	109	109	7	4,158	4,158
Payment modification	2	2,911	2,911	3	13,497	13,497
Bankruptcy	—	—	—	—	—	—
Other	—	—	—	—	—	—

Total commercial real estate	5	3,020	3,020	12	18,645	18,645

Commercial non real estate
Rate modification	—	—	—	1	529	529
Term extension	7	2,183	2,183	10	14,851	14,851
Payment modification	10	3,593	3,593	9	2,759	2,759
Bankruptcy	—	—	—	—	—	—
Other	5	945	945	—	—	—

Total commercial non real estate	22	6,721	6,721	20	18,139	18,139

Agriculture
Rate modification	—	—	—	—	—	—
Term extension	5	2,755	2,755	6	2,008	2,008
Payment modification	—	—	—	2	1,949	1,949
Bankruptcy	—	—	—	—	—	—
Other	—	—	—	—	—	—

Total agriculture	5	2,755	2,755	8	3,957	3,957

Consumer
Rate modification	—	—	—	—	—	—
Term extension	—	—	—	1	3	3
Payment modification	4	21	21	—	—	—
Bankruptcy	—	—	—	—	—	—
Other	2	28	28	—	—	—

Total consumer	6	49	49	1	3	3

Total accruing	61	$13,612	$13,612	49	$41,412	$41,412

Change in recorded investment due to principal paydown at time of modification	—	—		—	—	—
Change in recorded investment due to chargeoffs at time of modification	—	—	—	—	—

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The following table presents a summary of all non-accruing loans restructured in TDRs during the years ended September 30, 2014 and 2013:

	Year ended September 30, 2014			Year ended September 30, 2013
($ in thousands)	Number	Recorded Investment		Number	Recorded Investment
		Pre- Modification	Post- Modification		Pre- Modification	Post- Modification
Residential real estate
Rate modification	5	$119	$119	—	$—	$—
Term extension	13	351	351	15	638	638
Payment modification	6	219	219	—	—	—
Bankruptcy	7	275	275	2	336	336
Other	11	425	425	2	147	147

Total residential real estate	42	1,389	1,389	19	1,121	1,121

Commercial real estate
Rate modification	3	1,618	1,618	2	310	310
Term extension	2	4,031	4,031	7	2,448	2,448
Payment modification	—	—	—	7	17,578	17,578
Bankruptcy	—	—	—	3	3,162	3,162
Other	1	87	87	—	—	—

Total commercial real estate	6	5,736	5,736	19	23,498	23,498

Commercial Non Real Estate
Rate modification	—	—	—	1	1,067	1,067
Term extension	10	438	438	8	1,127	1,127
Payment modification	1	36	36	3	2,051	1,416
Bankruptcy	1	10	10	—	—	—
Other	—	—	—	—	—	—

Total commercial non real estate	12	484	484	12	4,245	3,610

Agriculture
Rate modification	—	—	—	—	—	—
Term extension	3	831	831	3	768	768
Payment modification	—	—	—	4	6,196	6,196
Bankruptcy	—	—	—	—	—	—
Other	2	511	511	—	—	—

Total agriculture	5	1,342	1,342	7	6,964	6,964

Consumer
Rate modification	—	—	—	2	11	11
Term extension	2	15	15	5	30	30
Payment modification	1	2	2	—	—	—
Bankruptcy	—	—	—	—	—	—
Other	2	9	9	—	—	—

Total consumer	5	26	26	7	41	41

Total non-accruing	70	$8,977	$8,977	64	$35,869	$35,234

Change in recorded investment due to principal paydown at time of modification	—	—	—	—	—	—
Change in recorded investment due to chargeoffs at time of modification	—	—	—	1	$635	—

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

For the years ended September 30, 2014 and 2013, the table below represents defaults on loans that were first modified during the respective fiscal year, that became 90 days or more delinquent or were charged-off during the respective fiscal year.

($ in thousands)	Years Ended September 30, 2014		Years Ended September 30, 2013
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
Residential real estate	11	$419	5	$647
Commercial real estate	—	—	7	4,401
Commercial non real estate	8	313	1	1,067
Agriculture	2	935	6	5,739
Consumer	1	—	—	—

	22	$1,667	19	$11,854

The majority of loans that were modified and subsequently became 90 days or more delinquent have remained on nonaccrual status since the time of modification.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

5. Allowance for Loan Losses

The following table presents the Company’s allowance for loan losses roll forward and respective loan balances for 2014 and 2013. This table (in thousands) is presented net of unamortized discount on acquired loans and excludes loans measured at fair value with changes in fair value reported in earnings of $985.41 million, loans held for sale of $10.38 million, and guaranteed loans of $106.46 million for 2014 and loans measured at fair value with changes in fair value reported in earnings of $841.86 million, loans held for sale of $8.27 million, and guaranteed loans of $104.04 million for 2013.

As of September 30, 2014	Residential Real Estate	Commercial Real Estate	Commercial Non Real Estate	Agriculture	Consumer	Other	Total
Allowance for loan losses

Beginning balance October 1, 2013	$11,779	$22,562	$11,222	$9,296	$312	$693	$55,864
Charge-offs	(631)	(3,199)	(5,380)	(2,429)	(211)	(1,893)	(13,743)
Recoveries	233	1,470	1,439	58	156	1,357	4,713
Provision	(788)	(4,114)	4,980	3,730	(18)	666	4,456
Impairment of loans acquired with deteriorated credit quality	(2,251)	165	(1,711)	—	25	—	(3,772)

Ending balance September 30, 2014	$8,342	$16,884	$10,550	$10,655	$264	$823	$47,518

Ending balance: individually evaluated for impairment	$2,528	$1,953	$3,909	$1,152	$51	$—	$9,593

Ending balance: collectively evaluated for impairment	$3,030	$12,034	$6,641	$9,503	$188	$823	$32,219

Ending balance: loans acquired with deteriorated credit quality	$2,784	$645	$—	$—	$25	$—	$3,454

Ending balance: loans acquired without deteriorated credit quality	$—	$2,252	$—	$—	$—	$—	$2,252

Financing receivables
Ending balance	$879,971	$2,057,456	$1,266,103	$1,364,399	$89,899	$34,243	$5,692,071

Ending balance: individually evaluated for impairment	$9,384	$38,457	$28,298	$25,655	$166	$—	$101,960

Ending balance: collectively evaluated for impairment	$649,970	$1,874,474	$1,224,035	$1,319,343	$85,065	$34,243	$5,187,130

Ending balance: loans acquired with deteriorated credit quality	$102,987	$49,202	$6,361	$1,746	$1,843	$—	$162,139

Ending balance: loans acquired without deteriorated credit quality	$117,630	$95,323	$7,409	$17,655	$2,825	$—	$240,842

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

As of September 30, 2013	Residential Real Estate	Commercial Real Estate	Commercial Non Real Estate	Agricultural	Consumer	Other	Total
Allowance for loan losses

Beginning balance October 1, 2012	$14,761	$30,234	$18,979	$6,906	$542	$456	$71,878
Charge-offs	(1,766)	(19,648)	(3,636)	(4,069)	(244)	(1,851)	(31,214)
Recoveries	279	689	1,206	22	396	1,034	3,626
Provision	1,043	10,925	(5,427)	6,437	(382)	1,054	13,650
Impairment of loans acquired with deteriorated credit quality	(2,538)	362	100	—	—	—	(2,076)

Ending balance September 30, 2013	$11,779	$22,562	$11,222	$9,296	$312	$693	$55,864

Ending balance: individually evaluated for impairment	$3,212	$5,095	$5,594	$3,016	$90	$—	$17,007

Ending balance: collectively evaluated for impairment	$3,533	$16,986	$3,897	$6,280	$222	$693	$31,611

Ending balance: loans acquired with deteriorated credit quality	$5,034	$481	$1,731	$—	$—	$—	$7,246

Ending balance: loans acquired without deteriorated credit quality	$—	$—	$—	$—	$—	$—	$—

Financing receivables
Ending balance	$885,245	$1,926,828	$1,191,500	$1,295,661	$100,803	$24,711	$5,424,748

Ending balance: individually evaluated for impairment	$8,917	$77,620	$27,527	$23,719	$292	$—	$138,075

Ending balance: collectively evaluated for impairment	$589,104	$1,623,274	$1,136,611	$1,240,281	$91,178	$24,711	$4,705,159

Ending balance: loans acquired with deteriorated credit quality	$129,905	$85,022	$8,179	$—	$3,202	$—	$226,308

Ending balance: loans acquired without deteriorated credit quality	$157,319	$140,912	$19,183	$31,661	$6,131	$—	$355,206

The reserve for unfunded loan commitments was $0.4 million at both September 30, 2014 and 2013.

6. Accounting for Certain Loans Acquired with Deteriorated Credit Quality

In June 2010, the Company acquired certain loans that had deteriorated credit quality. Loan accounting specific to these purchased impaired loans addresses differences between contractual cash flows expected to be collected

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

from the initial investment in loans if those differences are attributable, at least in part, to credit quality. Several factors were considered when evaluating whether a loan was considered a purchased impaired loan, including the delinquency status of the loan, updated borrower credit status, geographic information, and updated loan-to-values (“LTV”). U.S. GAAP allows purchasers to aggregate purchased impaired loans acquired in the same fiscal quarter in one or more pools, provided that the loans have common risk characteristics. A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows.

Loan pools are periodically reassessed to determine expected cash flows. In determining the expected cash flows, the timing of cash flows and prepayment assumptions for smaller, homogenous loans are based on statistical models that take into account factors such as the loan interest rate, credit profile of the borrowers, the years in which the loans were originated, and whether the loans are fixed or variable rate loans. Prepayments may be assumed on large individual loans that consider similar prepayment factors listed above for smaller homogenous loans. The re-assessment of purchased impaired loans resulted in the following changes in the accretable yield during 2014 and 2013 (in thousands):

Balance at September 30, 2012	$93,859
Accretion	(29,674)
Reclassification from nonaccretable difference	6,815
Disposals	(3,340)

Balance at September 30, 2013	67,660
Accretion	(18,204)
Reclassification from nonaccretable difference	6,252
Disposals	(4,819)

Balance at September 30, 2014	$50,889

The reclassifications from nonaccretable difference noted in the table above represent instances where specific pools of loans are expected to perform better over the remaining lives of the loans than expected at the prior re-assessment date.

The following table provides purchased impaired loans at September 30, 2014 and September 30, 2013 (in thousands):

	September 30, 2014			September 30, 2013
	Outstanding Balance[1]	Recorded Investment[2]	Carrying Value[3]	Outstanding Balance[1]	Recorded Investment[2]	Carrying Value[3]
Residential real estate	$115,863	$102,987	$100,203	$143,998	$129,905	$124,871
Commercial real estate	130,825	49,202	48,557	172,706	85,022	84,541
Commercial non real estate	16,697	6,361	6,361	19,539	8,179	6,448
Agriculture	1,747	1,746	1,746	—	—	—
Consumer	2,019	1,843	1,818	3,721	3,202	3,202

Total lending	$267,151	$162,139	$158,685	$339,964	$226,308	$219,062

[1]	Represents the legal balance of loans acquired with deteriorated credit quality.
[2]	Represents the book balance of loans acquired with deteriorated credit quality.
[3]	Represents the book balance of loans acquired with deteriorated credit quality net of the related allowance for loan losses.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Due to improved cash flows of the purchased impaired loans, the reductions to allowance recognized on previous impairments were $4.48 million and $4.58 million for the years ended September 30, 2014 and 2013, respectively.

7. FDIC Indemnification Asset

Under the terms of the purchase and assumption agreement with the FDIC with regard to the TierOne Bank acquisition, the Company is reimbursed for a portion of the losses incurred on covered assets. As covered assets are resolved, whether it be through repayment, short sale of the underlying collateral, the foreclosure on or sale of collateral, or the sale or charge-off of loans or OREO, any differences between the carrying value of the covered assets versus the payments received during the resolution process, that are reimbursable by the FDIC, are recognized as reductions in the FDIC indemnification asset. Any gains or losses realized from the resolution of covered assets reduce or increase, respectively, the amount recoverable from the FDIC. The following table represents a summary of the activity related to the FDIC indemnification asset for the years ended September 2014 and 2013 (in thousands):

	2014	2013
Balance at beginning of year	$45,690	$68,662
Amortization	(14,604)	(14,758)
Changes in expected reimbursements from FDIC for changes in expected credit losses	2,148	522
Changes in reimbursable expenses	2,358	(3,453)
Payments to/(from) the FDIC	(8,914)	(5,283)

Balance at end of year	$26,678	$45,690

The loss claims filed are subject to review, approval, and annual audits by the FDIC or its assigned agents for compliance with the terms in the loss sharing agreements.

8. Premises and Equipment

The major classes of premises and equipment and the total amount of accumulated depreciation as of September 30, 2014 and 2013, are as follows (in thousands):

	2014	2013
Land	$22,539	$23,238
Buildings and building improvements	85,370	88,171
Furniture and equipment	32,117	42,721
Construction in progress	144	55

	140,170	154,185
Accumulated depreciation	(36,463)	(39,805)

	$103,707	$114,380

Depreciation expense was $9.64 million, $10.70 million and $9.58 million for the years ended September 30, 2014, 2013 and 2012, respectively.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

9. Derivative Financial Instruments

In the normal course of business, the Company uses interest rate swaps to manage its interest rate risk and market risk in accommodating the needs of its customers. Also, the Company enters into interest rate lock commitments on mortgage loans to be held for sale, with corresponding forward sales contracts related to these interest rate lock commitments.

Derivative instruments are recognized as either assets or liabilities in the accompanying consolidated financial statements and are measured at fair value.

The following table summarizes the notional amounts and estimated fair values of the Company’s derivative instruments at September 30, 2014 and 2013 (in thousands).

	2014
	Notional Amount	Balance Sheet Location	Positive Fair Value	Negative Fair Value
Derivatives not designated as hedging instruments:
Interest rate swaps	$986,440	Liabilities	$6,213	$(19,286)
Mortgage loan commitments	22,563	Assets	19	—
Mortgage loan forward sale contracts	28,459	Liabilities	—	(19)

	2013
	Notional Amount	Balance Sheet Location	Positive Fair Value	Negative Fair Value
Derivatives not designated as hedging instruments:
Interest rate swaps	$864,040	Liabilities	$12,404	$(13,555)
Mortgage loan commitments	16,040	Assets	375	—
Mortgage loan forward sale contracts	21,881	Liabilities	—	(375)

As with any financial instrument, derivative financial instruments have inherent risk including adverse changes in interest rates. The Company’s exposure to derivative credit risk is defined as the possibility of sustaining a loss due to the failure of the counterparty to perform in accordance with the terms of the contract. Credit risk associated with interest rate swaps is similar to those relating to traditional on-balance sheet financial instruments. The Company manages interest rate swap credit risk with the same standards and procedures applied to its commercial lending activities. Amounts due from NAB to reclaim cash collateral under the interest rate swap master netting arrangements have not been offset against the derivative balances. These receivables are classified on the consolidated balance sheets as cash and were $0 as of September 30, 2014 and 2013, respectively.

The effect of derivatives on the consolidated statements of comprehensive income for the years ended September 30, 2014, 2013 and 2012 (in thousands) was as follows:

	Location of Gain (Loss) Recognized in Income	Amount of Gain (Loss) Recognized in Income
		2014	2013	2012
Derivatives not designated as hedging instruments:
Interest rate swaps	Noninterest income	$(11,922)	$40,305	$(19,369)
Mortgage loan commitments	Noninterest income	19	375	(1,661)
Mortgage loan forward sale contracts	Noninterest income	(19)	(375)	1,661

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Netting of Derivatives

The Company has various financial assets and financial liabilities that are subject to enforceable master netting agreements or similar agreements. The Company has entered into an ISDA master netting arrangement with NAB. Under the terms of the master netting arrangements, all transactions between the Company and the counterparty constitute a single business relationship such that in the event of default, the non-defaulting party is entitled to set off claims and apply property held by that party in respect of any transaction against obligations owed. Any payments, deliveries, or other transfers may be applied against each other and netted.

The table below shows total gross derivative assets and liabilities which are adjusted on an aggregate basis, where applicable to take into consideration the effects of legally enforceable master netting agreements for the net reported amount in the consolidated balance sheets. These amounts are offset on the consolidated balance sheets.

The following tables (in thousands) present the Company’s gross derivative financial assets and liabilities at September 30, 2014 and 2013, and the related impact of enforceable master netting arrangements and cash collateral, where applicable:

	Gross Amount	Amount Offset	Net Amount Presented in Consolidated Balance Sheets	Held/Pledged Financial Instruments[1]	Net Amount
September 30, 2014
Derivative financial assets:
Derivatives subject to master netting arrangement or similar arrangement	$6,213	$(6,213)	$—	$—	$—
Derivative financial liabilities:
Derivatives subject to master netting arrangement or similar arrangement	(19,286)	6,213	(13,073)	13,073	—

Total derivative financial liabilities	$(13,073)	$—	$(13,073)	$13,073	$—

[1]	The actual amount of collateral exceeds the fair value exposure, at the individual counterparty level, as of the date presented.

	Gross Amount	Amount Offset	Net Amount Presented in Consolidated Balance Sheets	Held/Pledged Financial Instruments	Net Amount
September 30, 2013
Derivative financial assets:
Derivatives subject to master netting arrangement or similar arrangement	$12,404	$(12,404)	$—	$—	$—
Derivative financial liabilities:
Derivatives subject to master netting arrangement or similar arrangement	(13,555)	12,404	(1,151)	—	(1,151)

Total derivative financial liabilities	$(1,151)	$—	$(1,151)	$—	$(1,151)

10. The Fair Value Option

The Company has elected to measure certain long-term loans and written loan commitments at fair value to assist in managing the interest rate risk for longer-term loans. This fair value option was elected upon the origination of these loans. Interest income is recognized in the same manner as interest on non-fair value loans.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

See Note 22 for additional disclosures regarding the fair value of the fair value option loans and written loan commitments.

Long-term loans and written loan commitments for which the fair value option has been elected had a net favorable difference between the aggregate fair value and the aggregate unpaid loan principal balance and written loan commitment amount of approximately $7.07 million and a net unfavorable amount of approximately $4.83 million at September 30, 2014 and 2013, respectively. The total unpaid principal balance of these long-term loans was approximately $978.34 million and $846.69 million at September 30, 2014 and 2013, respectively. The fair value of these loans and written loan commitments is included in total loans in the consolidated balance sheets and are grouped with commercial non real estate, commercial real estate, and agricultural loans in Note 4. The fair value of these written loan commitments was not material at September 30, 2014 and 2013, respectively. None of the noted loans were greater than 90 days past due or in nonaccrual status as of September 30, 2014 or 2013.

Changes in fair value for items for which the fair value option has been elected and the line items in which these changes are reported are as follows for the years ended September 30, 2014, 2013 and 2012 (in thousands):

	2014		2013		2012
	Noninterest Income	Total Changes in Fair Value	Noninterest Income	Total Changes in Fair Value	Noninterest Income	Total Changes in Fair Value
Long-term loans and written loan commitments	$11,904	$11,904	$(41,160)	$(41,160)	$15,093	$15,093

For long-term loans and written loan commitments at September 30, 2014, 2013 and 2012, approximately $(0.02) million, $(0.85) million and $(4.27) million, respectively, of the total change in fair value is attributable to changes in specific credit risk. The gains or losses attributable to changes in instrument-specific credit risk were determined based on an assessment of existing market conditions and credit quality of the underlying loan for the specific portfolio of loans.

11. Goodwill

Changes in the carrying amount of goodwill for the years ended September 30, 2014 and 2013, are as follows (in thousands):

	2014	2013
Balance, beginning of year	$697,807	$697,807
Arising from prior period purchases	—	—
Arising from business acquisitions	—	—

Balance, end of year	$697,807	$697,807

Annually, the Company performs an impairment analysis to determine whether an adjustment to the carrying value of goodwill is required. The analysis is performed by comparing the fair value of the Bank to the carrying amount of its net assets. Fair value is based on the best information available, such as present value or multiple of earnings techniques. For the years ended September 30, 2014, 2013 and 2012, the Company did not recognize any impairment related to goodwill.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

12. Core Deposits and Other Intangibles

A summary of intangible assets subject to amortization is as follows (in thousands):

	Core Deposit Intangible	Brand Intangible	Customer Relationships Intangible	Other	Total
As of September 30, 2014
Gross carrying amount	$92,679	$8,464	$16,089	$—	$117,232
Accumulated amortization	(87,423)	(3,572)	(12,008)	—	(103,003)

	$5,256	$4,892	$4,081	$—	$14,229

As of September 30, 2013
Gross carrying amount	$92,679	$8,464	$16,089	$—	$117,232
Accumulated amortization	(73,668)	(3,008)	(10,112)	—	(86,788)

	$19,011	$5,456	$5,977	$—	$30,444

Amortization expense of intangible assets was $16.22 million, $19.29 million and $19.65 million for the years ended September 30, 2014, 2013 and 2012, respectively.

The estimated amortization expense of intangible assets assumes no activities, such as acquisitions, which would result in additional amortizable intangible assets. Estimated amortization expense of intangible assets in subsequent fiscal years is as follows (in thousands):

2015	$7,110
2016	2,822
2017	1,097
2018	564
2019	564
2020 and thereafter	2,072

$14,229

13. Deposits

The composition of deposits as of September 30, 2014 and 2013, is as follows (in thousands):

	2014	2013
Noninterest-bearing demand	$1,303,015	$1,199,427
NOW accounts, money market and savings	4,005,471	3,601,796
Time certificates, $100,000 or more	733,376	850,817
Other time certificates	1,010,318	1,296,168

	$7,052,180	$6,948,208

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

At September 30, 2014, the scheduled maturities of time certificates in subsequent fiscal years are as follows (in thousands):

2015	$1,137,736
2016	316,194
2017	132,565
2018	78,430
2019	36,359
2020 and thereafter	42,410

$1,743,694

14. Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Securities underlying the agreements had an amortized cost of approximately $190.59 million and $226.16 million and fair value of approximately $188.61 million and $224.16 million at September 30, 2014 and 2013, respectively. The Company holds the securities under third-party safekeeping agreements.

15. FHLB Advances, Related Party Notes Payable and Other Borrowings

FHLB advances, related party notes payable, and other borrowings consist of the following at September 30, 2014 and 2013 (in thousands):

	2014	2013
Subordinated capital note to NAB New York (a branch of NAB), due June 2018 (callable June 2015), interest paid quarterly based on LIBOR plus 205 basis points, unsecured	$35,795	$35,795
$10,000 revolving line of credit to NAB due on demand, interest paid monthly based on LIBOR plus 125 basis points, unsecured	5,500	5,500

Total related party notes payable	41,295	41,295

Notes payable to Federal Home Loan Bank (FHLB), interest rates from 0.21% to 3.66% and maturity dates from April 2015 to July 2023, collateralized by real estate loans and FHLB stock, with various call dates at the option of the FHLB	575,000	390,500
Other	94	107

Total FHLB advances and other borrowings	575,094	390,607

	$616,389	$431,902

As of September 30, 2014, based on its Federal Home Loan Bank stock holdings, the combined aggregate additional borrowing capacity of the Company with the Federal Home Loan Bank was $659.76 million.

Principal balances of loans pledged to the Federal Home Loan Bank to collateralize notes payable totaled $2,145.55 million and $1,984.67 million at September 30, 2014 and 2013, respectively.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

As of September 30, 2014, FHLB advances, related party notes payable and other borrowings are due or callable (whichever is earlier) in subsequent fiscal years as follows (in thousands):

2015	$70,594
2016	90,000
2017	25,000
2018	60,795
2019	100,000
2020 and thereafter	270,000

$616,389

16. Subordinated Debentures

The Company has caused three trusts to be created that have issued Company Obligated Mandatorily Redeemable Preferred Securities (Preferred Securities). These trusts are described herein.

The sole assets of the trusts are junior subordinated deferrable interest debentures (the Debentures) issued by the Company (or assumed as part of the Sunstate Bank acquisition) with interest, maturity, and distribution provisions similar in term to the respective Preferred Securities. Additionally, to the extent interest payments are deferred on the Debentures, payment on the Preferred Securities will be deferred for the same period.

The trusts’ ability to pay amounts due on the Preferred Securities is solely dependent upon the Company making payment on the related Debentures. The Company’s obligation under the Debentures and relevant trust agreements constitute a full, irrevocable, and unconditional guarantee on a subordinated basis by it of the obligations of the trusts under the Preferred Securities.

For regulatory purposes the Debentures qualify as elements of capital. As of September 30, 2014, $56 million of Debentures were eligible for treatment as Tier 1 capital.

The Company caused to be issued 22,400 shares, $1,000 par value, of Company Obligated Mandatorily Redeemable Preferred Securities (Preferred Securities) of Great Western Statutory Trust IV on December 17, 2003, through a private placement. The distribution rate is set quarterly at three-month LIBOR plus 285 basis points. Interest Payment Dates are March 17, June 17, September 17 and December 17 of each year, beginning March 17, 2004 and are payable in arrears. The Company may, at one or more times, defer interest payments on the related Debentures for up to 20 consecutive quarters following suspension of dividends on all capital stock. At the end of any deferral period, all accumulated and unpaid distributions must be paid. The Debentures will be redeemed 30 years from the issuance date; however, subject to the Company receiving prior approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures in whole, but not in part, at the Special Redemption Date, at a premium as defined by the Indenture if a “Special Event” occurs prior to December 17, 2008. A “Special Event” means any Capital Treatment Event, an Investment Company Event, or a Tax Event. On or after December 17, 2008, subject to the Company receiving prior approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures at the Redemption Price, in whole or in part, on an Interest Payment Date. The Redemption Price is $1,000 per Preferred Security plus any accrued and unpaid distributions to the date of redemption. Holders of the Preferred Securities have no voting rights. The Preferred Securities are unsecured and rank junior in priority of payment to all of the Company’s senior indebtedness and senior to the Company’s common and preferred stock. Proceeds from the issue were used for general corporate purposes.

The Company caused to be issued 30,000 shares, $1,000 par value, of Company Obligated Mandatorily Redeemable Preferred Securities (Preferred Securities) of GWB Capital Trust VI on March 10, 2006, through a

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

private placement. The distribution rate is set quarterly at three-month LIBOR plus 148 basis points. Interest Payment dates are December 15, March 15, June 15, and September 15 of each year, beginning June 15, 2006, and are payable in arrears. The Company may, at one or more times, defer interest payments on the related Debentures for up to 20 consecutive quarters following suspension of dividends on all capital stock. At the end of any deferral period, all accumulated and unpaid interest must be paid. The Debentures will be redeemed March 15, 2036; however, subject to the Company receiving prior approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures in whole, but not in part, at any Interest Payment Date, at a premium as defined by the Indenture if a “Special Event” occurs prior to March 15, 2007. A “Special Event” means any Capital Treatment Event, an Investment Company Event, or a Tax Event. On or after March 15, 2011, subject to the Company receiving approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures at the Redemption Price, whole or in part, on an Interest Payment Date. The Redemption Price is $1,000 per Preferred Security plus any accrued and unpaid interest to the date of redemption. Holders of the Preferred Securities have no voting rights. The Preferred Securities are unsecured and rank junior in priority of payment to all of the Company’s senior indebtedness and senior to the Company’s common and preferred stock. Proceeds from the issue were used for general corporate purposes including redemption of the 9.75% Preferred Securities of GWB Capital Trust II.

The Company acquired the Sunstate Bancshares Trust II in the acquisition of Sunstate Bank. Sunstate Bancshares caused to be issued 2,000 shares, $1,000 par value, of Company Obligated Mandatorily Redeemable Preferred Securities (Preferred Securities) of Sunstate Bancshares Trust II on June 1, 2005, through a private placement. The distribution rate is set quarterly at three-month LIBOR plus 185 basis points. Interest Payment dates are March 15, June 15, September 15, and December 15 of each year, beginning September 15, 2005, and are payable in arrears. The Company may, at one or more times, defer interest payments on the related Debentures for up to 20 consecutive quarters following suspension of dividends on all capital stock. At the end of any deferral period, all accumulated and unpaid interest must be paid. The Debentures will be redeemed June 15, 2035; however, subject to the Company receiving prior approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures in whole or in part, at any time, within 90 days following the occurrence of a Special Event, at a premium as defined by the Indenture if a “Special Event” occurs prior to June 15, 2010. A “Special Event” means any Capital Treatment Event, an Investment Company Event, or a Tax Event. On or after June 15, 2010, subject to the Company receiving prior approval of the Federal Reserve, if required, the Company has the right to redeem the Debentures at the Redemption Price, in whole or in part, on an Interest Payment Date. The Redemption Price is $1,000 per Preferred Security plus any accrued and unpaid interest to the date of redemption. Holders of the Preferred Securities have no voting rights. The Preferred Securities are unsecured and rank junior in priority of payment to all of the Company’s senior indebtedness and senior to the Company’s common and preferred stock. Relating to the trusts, the Company held as assets $1.68 million in common shares at September 30, 2014 and 2013.

17. Income Taxes

The provision for income taxes charged to operations consists of the following for the years ended September 30, 2014 and 2013 (in thousands):

	2014	2013	2012
Currently paid or payable
Federal	$58,172	$51,828	$51,677
State	8,638	8,158	7,200

	66,810	59,986	58,877
Deferred tax (benefit) expense	(12,463)	(6,088)	(14,719)

Income tax expense	$54,347	$53,898	$44,158

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to the following for the years ended September 30, 2014 and 2013 (in thousands):

	2014	2013	2012
Computed “expected” tax expense (35%)	$55,754	$52,550	$41,004
Increase (decrease) in income taxes resulting from:
Tax exempt interest income	(4,926)	(3,856)	(2,348)
State income taxes, net of federal benefit	5,615	5,303	4,680
Other	(2,096)	(99)	822

Actual tax expense	$54,347	$53,898	$44,158

Net deferred tax assets (liabilities) consist of the following components at September 30, 2014 and 2013 (in thousands):

	2014	2013
Deferred tax assets:
Allowance for loan losses	$19,683	$22,686
Compensation	329	320
Net operating loss carryforward	119	170
Securities available for sale	3,758	4,144
Other real estate owned	13,721	7,072
Core deposit intangible and other fair value adjustments	10,573	6,617
Excess tax basis of loans acquired over carrying value	9,595	10,879
Other	6,272	5,668

	64,050	57,556

Deferred tax liabilities:
Goodwill and other intangibles	(9,099)	(5,143)
Securities available for sale	—	—
Premises and equipment	(4,390)	(6,132)
Excess carrying value of FDIC indemnification asset and clawback liability	(4,280)	(11,943)
Other	(1,578)	(1,712)

	(19,347)	(24,930)

Net deferred tax assets (liabilities)	$44,703	$32,626

At September 30, 2014 and 2013, the Company had an income tax payable to National Americas Investment, Inc. for $4.91 million and $12.39 million (included in income tax payable).

Management has determined a valuation reserve is not required for the deferred tax assets because it is more likely than not these assets could be realized through carry back to taxable income in prior years, future reversals of existing taxable temporary differences, and future taxable income.

Uncertain tax positions were not significant at September 30, 2014 or 2013.

The Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2009. In July 2014, the IRS issued the final report on their examination of federal income tax returns for the periods ended September 30, 2010 and 2011. The results of the examination did not have a material effect on our financial condition or results of operations.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

18. Profit-Sharing Plan

The Company participates in a multiple employer 401(k) profit sharing plan (the Plan). All employees are eligible to participate, beginning with the first day of the month coincident with or immediately following the completion of one year of service and having reached the age of 21. In addition to employee contributions, the Company may contribute discretionary amounts for eligible participants. Contribution rates for participating employers must be equal. The Company contributed $3.60 million, $4.48 million and $4.13 million to the Plan for the years ended September 30, 2014, 2013 and 2012, respectively.

19. Regulatory Matters

The Company and the Bank are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval and are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table following) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets (all defined in the regulations). The Company met all capital adequacy and net worth requirements to which they are subject as of September 30, 2014 and 2013.

The most recent notifications from the regulatory agencies categorize the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since those notifications that management believes have changed the categories.

As an approved mortgage seller, the Bank is required to maintain a minimum level of capital specified by the United States Department of Housing and Urban Development. At September 30, 2014 and 2013, the Bank met these requirements.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Capital amounts and ratios are presented in the following table (in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2014
Total risk based capital (to risk-weighted assets):
Consolidated	$851,867	12.87%	$529,521	8.00%	N/A	N/A
Bank	861,392	13.02%	529,273	8.00%	$661,591	10.00%

Tier 1 risk based capital (to risk-weighted assets):
Consolidated	782,872	11.83%	264,707	4.00%	N/A	N/A
Bank	813,874	12.30%	264,674	4.00%	397,012	6.00%

Tier 1 leverage capital (to average assets):
Consolidated	782,872	9.10%	344,120	4.00%	N/A	N/A
Bank	813,874	9.46%	344,133	4.00%	430,166	5.00%

As of September 30, 2013
Total risk based capital (to risk-weighted assets):
Consolidated	$846,689	13.80%	$490,865	8.00%	N/A	N/A
Bank	848,534	13.83%	490,793	8.00%	$613,492	10.00%

Tier 1 risk based capital (to risk-weighted assets):
Consolidated	762,189	12.42%	245,433	4.00%	N/A	N/A
Bank	792,670	12.92%	245,397	4.00%	368,095	6.00%

Tier 1 leverage capital (to average assets):
Consolidated	762,189	9.20%	331,374	4.00%	N/A	N/A
Bank	792,670	9.45%	335,348	4.00%	419,185	5.00%

20. Commitments and Contingencies

Financial Instruments with Off-Balance-Sheet Risk

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. A summary of the Company’s commitments as of September 30, 2014 and 2013, is as follows (in thousands):

	2014	2013
Commitments to extend credit	$1,939,544	$1,713,869
Letters of credit	54,381	51,893

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The credit and collateral policy for commitments and letters of credit is comparable to that for granting loans.

Asset Sales

The Bank has provided guarantees in connection with the sale of loans and has assumed a similar obligation in its acquisitions. The guarantees are generally in the form of asset buy back or make whole provisions that are triggered upon a credit event and remain in effect until the loans are collected. The maximum potential future payment related to these guarantees is not readily determinable because the Company’s obligation under these agreements depends on the occurrence of future events. There were $1.73 million and $0.16 million loans repurchased for the year ended September 30, 2014 and 2013, respectively. Incurred losses related to these repurchased loans and guaranteed loans as of September 30, 2014 and 2013, are not significant.

Financial Instruments with Concentration of Credit Risk by Geographic Location

A substantial portion of the Company’s customers’ ability to honor their contracts is dependent on the economy in eastern and northern Nebraska, northern Missouri, northeastern Kansas, Iowa, southeastern Arizona, central Colorado, and South Dakota. Although the Company’s loan portfolio is diversified, there is a relationship in these regions between the agricultural economy and the economic performance of loans made to nonagricultural customers. The concentration of credit in the regional agricultural economy is taken into consideration by management in determining the allowance for loan losses.

Lease Commitments

The Company leases several branch locations under terms of operating lease agreements expiring through December 31, 2021. The Company has the option to renew these leases for periods that range from 1 to 5 years. Total rent expense for these leases for the years ended September 30, 2014, 2013 and 2012, was $5.21 million, $5.62 million and $5.32 million, respectively.

Approximate future minimum rental payments for operating leases in excess of one year in subsequent fiscal years are as follows (in thousands):

2015	$3,463
2016	2,884
2017	2,394
2018	1,848
2019	974
2020 and thereafter	1,261

$12,824

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s consolidated financial statements.

The Company was a defendant in a case that challenged the Company’s ordering of transactions posted to customer checking accounts. The Company entered into and satisfied the settlement during 2012. The settlement was not material to the Company’s consolidated financial statements.

21. Transactions With Related Parties

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers, their immediate families, and affiliated companies in which they have 10% or more beneficial ownership (commonly referred to as related parties). Total loans committed to related parties were not significant at September 30, 2014 and 2013.

In conjunction with the purchase of the Company on June 3, 2008, the subordinated capital notes with Capital Investors, LLC were redeemed and a new subordinated capital note was issued to NAB New York (a branch of NAB) in the amount of $35.80 million. The subordinated capital note bears interest at a floating rate of LIBOR plus 205 basis points and is due June 3, 2018, with interest payable quarterly. The interest rate at September 30, 2014, was 2.2836%, and resets quarterly on each September 3, December 3, March 3, and June 3. The Company has the right, subject to regulatory approval, to prepay the subordinated capital note without penalty. The Company’s obligations under its Preferred Securities guarantee and the junior subordinated debentures are unsecured and rank junior to the Company’s obligations under its subordinated capital note.

In addition, the Company obtained a $10.00 million revolving line of credit with NAB, which is due on demand. The line of credit has an interest rate of LIBOR plus 125 basis points, with interest payable quarterly. The interest rate was 1.4067% at September 30, 2014, and will reset on December 5. There were outstanding advances of $5.50 million on this line of credit at September 30, 2014 and 2013.

NAB acts as the counterparty for all of the Company’s interest rate swaps. These swaps are discussed in Note 9.

NAB acts as a dealer on certain security purchases. Securities purchased from NAB totaled $0 and $56.12 million for the years ended September 30, 2014 and 2013, respectively. No commissions were paid to NAB in connection with these purchases.

Interest paid to related parties for notes payable as discussed above and in Note 15 was $0.91 million, $0.91 million and $1.00 million for the years ended September 30, 2014, 2013 and 2012, respectively.

NAB provides the Company’s employees with restricted shares of NAB stock subsequent to meeting short- and long-term incentive goals. A payable is recorded between the Company and NAB based on the value and vesting schedule of issued shares. The liability included in accrued expenses on the consolidated balance sheets was $0.82 million and $2.36 million at September 30, 2014 and 2013, respectively. The expense related to the restricted shares was $2.06 million, $1.94 million and $2.14 million for the years ended September 30, 2014, 2013 and 2012, respectively, and is included within salaries and employee benefits on the consolidated statements of comprehensive income.

Prior to the IPO, our Chief Financial Officer and Chief Risk Officer were employees of NAB and its subsidiary, Bank of New Zealand, respectively. In connection with the IPO, the Company entered into employment agreements with our Chief Financial Officer and Chief Risk Officer, whose employment with NAB or Bank of New Zealand, as applicable, terminated. Additionally, the Company’s Chief Credit Officer is a NAB employee

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

and the Head of Credit-Agribusiness is a Bank of New Zealand employee, both of whom were temporarily seconded to work with the Company beginning in November 2010 and December 2010, respectively, and continuing through December 31, 2014. The Company has generally been responsible for paying the salary and benefits of these individuals while they were or continue to be NAB or Bank of New Zealand employees, however certain of these expenses are reimbursable by NAB. Expenses reimbursed by the Company to NAB in connection with these employees totaled $0.44 million, $0.58 million and $0.88 million for the years ended September 30, 2014, 2013 and 2012, respectively.

During fiscal year 2014, NAB apportioned to its U.S. operations, including the Company, certain costs associated with NAB’s compliance with rules implemented pursuant to authority granted under the Dodd-Frank Act. These costs were apportioned based on the aggregate amount of assets of each of NAB’s U.S. operations relative to the total assets of all of NAB’s U.S. operations. During fiscal year 2014, the Company paid NAB approximately $0.21 million related to these apportioned costs.

In connection with the IPO, other than certain audit-related expenses paid by the Company, NAB has paid or will reimburse all fees and expenses the Company incurred in connection with the IPO. These expenses totaled $1.94 million for the year ended September 30, 2014.

In connection with the IPO, the Company and NAB entered into an agreement providing a framework for our ongoing relationship with NAB referred to as the Transitional Services Agreement whereby NAB will continue to provide us with certain services for a transition period until such time as NAB ceases to control us for purposes of the U.S. Bank Holding Company Act of 1956, as amended, or the BHC Act.

The Company’s Chief Executive Officer’s son owns a 22.5% interest in Sioux Falls Financial Services, LLC, which leases to the Company certain property in South Dakota used as an operations center. The lease agreement for this property commenced on April 1, 2011 and contains customary and standard terms for similar lease arrangements. The term of the lease runs through March 31, 2020, at which point the Company has the option to renew the lease for an additional five year term. Payments under this lease totaled approximately $0.18 million, $0.19 million and $0.17 million for the years ended September 30, 2014, 2013 and 2012, respectively.

The Company’s corporate insurance policies are negotiated and paid by NAB and reimbursed by the Company on an annual basis. The fees we will pay for these services under the Transitional Services Agreement will be based on prevailing market rates.

During the IPO, the underwriters reserved for sale at the initial public offering price up to 5% of the shares offered by this prospectus for sale to some of our directors, officers, employees, friends, family, customers and related persons through a reserved share program. A total of 130,880 shares were purchased in the reserved share program.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

22. Fair Value of Financial Instruments and Interest Rate Risk

The Company measures, monitors and discloses certain of its assets and liabilities on a fair value basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Level 1 inputs are considered to be the most transparent and reliable and Level 3 inputs are considered to be the least transparent and reliable. The Company assumes the use of the principal market to conduct a transaction of each particular asset or liability being measured and then considers the assumptions that market participants would use when pricing the asset or liability. Whenever possible, the Company first looks for quoted prices for identical assets or liabilities in active markets (Level 1 inputs) to value each asset or liability. However, when inputs from identical assets or liabilities on active markets are not available, the Company utilizes market observable data for similar assets and liabilities. The Company maximizes the use of observable inputs and limits the use of unobservable inputs to occasions when observable inputs are not available. The need to use unobservable inputs generally results from the lack of market liquidity of the actual financial instrument or of the underlying collateral. Although in some instances, third party price indications may be available, limited trading activity can challenge the observability of these quotations.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Securities Available for Sale

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include U.S. Treasury securities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows and classified as Level 2 securities. Level 2 securities include U.S. government agency, agency mortgage-backed, states and political subdivisions, corporate debt, and other securities. Where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Interest Rate Swaps and Loans

Interest rate swaps are valued using the system used to value all of NAB’s traded securities and derivatives using LIBOR rates. The fair value of loans accounted for under the fair value option represents the net carrying value of the loan, plus the equal and opposite amount of the value of the swap needed to hedge the interest rate risk and an adjustment for credit risk based on our assessment of existing market conditions for the specific portfolio of

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

loans. This is used due to the strict prepayment penalties put in the loan terms to cover the cost of exiting the hedge of the loans in the case of early prepayment or termination. The adjustment for credit risk on loans accounted for under the fair value option is not significant to the overall fair value of the loans. The fair values estimated by NAB use interest rates that are observable or that can be corroborated by observable market data and, therefore, are classified within Level 2 of the valuation hierarchy. The Company is required to post cash collateral to NAB for interest rate derivative contracts that are in a liability position, thus a credit risk adjustment on interest rate swaps is not warranted.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at September 30 (in thousands):

	Fair Value	Level 1	Level 2	Level 3
As of September 30, 2014
U.S. Treasury securities	$222,725	$222,725	$—	$—
Mortgage-backed securities	1,103,415	—	1,103,415	—
States and political subdivision securities	2,189	—	160	2,029
Corporate debt securities	11,873	—	11,873	—
Other	1,040	—	1,040	—

Securities available for sale	$1,341,242	$222,725	$1,116,488	$2,029

Derivatives-assets	$19	$—	$19	$—
Derivatives-liabilities	13,092	—	13,092	—
Fair value loans and written loan commitments	985,411	—	985,411	—

	Fair Value	Level 1	Level 2	Level 3
As of September 30, 2013
U.S. Treasury securities	$—	$—	$—	$—
Mortgage-backed securities	1,459,444	—	1,459,444	—
States and political subdivision securities	3,532	—	1,289	2,243
Corporate debt securities	12,013	—	12,013	—
Other	5,460	—	5,460	—

Securities available for sale	$1,480,449	$—	$1,478,206	$2,243

Derivatives-assets	$375	$—	$375	$—
Derivatives-liabilities	1,526	—	1,526	—
Fair value loans and written loan commitments	841,862	—	841,862	—

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The following table presents the changes in Level 3 financial instruments for the years ended September 30, 2014 and 2013 (in thousands):

Other Securities Available for Sale
Balance at September 30, 2012	$3,852
Principal paydown	(1,609)

Balance at September 30, 2013	$2,243
Principal paydown	(214)

Balance at September 30, 2014	$2,029

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of the impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor, if necessary, to the appraised value and including costs to sell. Because many of these inputs are not observable, the measurements are classified as Level 3.

Other Real Estate Owned (OREO)

Other real estate owned consists of loan collateral that has been repossessed through foreclosure. This collateral is comprised of commercial and residential real estate. OREO is recorded initially at fair value of the collateral less estimated selling costs. Subsequent to foreclosure, valuations are updated periodically, and the assets may be marked down further to fair value less selling costs, reflecting a valuation allowance. Fair value measurements may be based upon appraisals, third-party price opinions, or internally developed pricing methods. These measurements are classified as Level 3.

Mortgage Loans Held for Sale

Fair value of mortgage loans held for sale is based on either quoted prices for the same or similar loans, or values obtained from third parties, or are estimated for portfolios of loans with similar financial characteristics and are therefore considered a Level 2 valuation.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

The following tables present the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at September 30, 2014 and 2013 (in thousands):

	Fair Value	Level 1	Level 2	Level 3
As of September 30, 2014
Other real estate owned	$36,879	$—	$—	$36,879
Impaired loans	111,265	—	—	111,265
Loans held for sale, at lower of cost or fair value	10,381	—	10,381	—

As of September 30, 2013
Other real estate owned	$40,723	$—	$—	$40,723
Impaired loans	154,512	—	—	154,512
Loans held for sale, at lower of cost or fair value	8,271	—	8,271	—

The valuation techniques and significant unobservable inputs used to measure Level 3 fair value measurements at September 30, 2014 were as follows:

Financial Instrument	Fair Value of Assets / (Liabilities) at September 30, 2014	Valuation Technique(s)	Unobservable Input	Range	Weighted Average
Other real estate owned	$36,879	Appraisal value	Property specific adjustment	N/A	N/A
Impaired loans	$111,265	Appraisal value	Property specific adjustment	N/A	N/A

Fair Value of Financial Instruments

For financial instruments that have quoted market prices, those quotes are used to determine fair value. Financial instruments that have no defined maturity, have a remaining maturity of 180 days or less, or reprice frequently to a market rate are assumed to have a fair value that approximates carrying value, after taking into consideration any applicable credit risk. If no market quotes are available, financial instruments are valued by discounting the expected cash flows using an estimated current market interest rate for the financial instrument.

The short maturity of the Company’s assets and liabilities results in having a significant number of financial instruments whose fair value equals or closely approximates carrying value. Such financial instruments are reported in the following consolidated balance sheet categories: cash and due from banks, securities sold under agreements to repurchase, and accrued interest.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include premises and equipment, deferred income taxes, goodwill, and core deposit and other intangibles. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Off-balance sheet instruments (commitments to extend credit and standby letters of credit) are generally short-term and at variable rates. Therefore, both the carrying amount and the estimated fair value associated with these instruments are immaterial. Fair values for balance sheet instruments as of September 30, 2014 and 2013, are as follows (in thousands):

		2014		2013
	Level in Fair Value Hierarchy	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and due from banks	Level 1	$256,639	$256,639	$282,157	$282,157
Loans, net excluding fair valued loans and loans held for sale	Level 3	5,744,157	5,734,274	5,456,676	5,420,963
Accrued interest receivable	Level 2	42,609	42,609	41,065	41,065
Federal Home Loan Bank stock	Level 2	35,922	35,922	28,765	28,765

Liabilities
Deposits	Level 3	$7,052,180	$7,057,591	$6,948,208	$6,959,936
FHLB advances, related party notes payable, and other borrowings	Level 2	616,389	604,615	431,902	421,593
Securities sold under repurchase agreements	Level 2	161,687	161,687	217,562	217,562
Accrued interest payable	Level 2	5,273	5,273	6,790	6,790
Subordinated debentures	Level 2	56,083	56,084	56,083	56,084

The following methods and assumptions were used in estimating the fair value of financial instruments that were not previously disclosed:

Cash and cash due from banks: Due to the short term nature of cash and cash equivalents, the estimated fair value is equal to the carrying value and they are categorized as a Level 1 fair value measurement.

Loans, net excluding fair valued loans and loans held for sale: The fair value of the loan portfolio is estimated using observable inputs including estimated cash flows, and discount rates based on interest rates currently being offered for loans with similar terms, to borrowers of similar credit quality. Loans held for investment are categorized as a Level 3 fair value measurement.

Accrued interest receivable: Due to the nature of accrued interest receivable, the estimated fair value is equal to the carrying value and they are categorized as a Level 2 fair value measurement.

Federal Home Loan Bank stock: The carrying amount of FHLB stock approximates its fair value as it can only be redeemed with the FHLB at par value. Federal Home Loan Bank stock has been categorized as a Level 2 fair value measurement.

Deposits: The estimated fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, NOW, and money market accounts, is equal to the amount payable on demand. The fair value of interest-bearing time deposits is based on the discounted value of contractual cash flows of such deposits, taking into account the option for early withdrawal. The discount rate is estimated using the rates offered by the Company, at the respective measurement dates, for deposits of similar maturities. Deposits have been categorized as a Level 3 fair value measurement.

FHLB advances, related party notes payable, and other borrowings: The fair value of FHLB advances, related party notes payable, and other borrowings is estimated using discounted cash flow analysis, based on current

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

incremental borrowing rates for similar types of borrowing arrangements. In the absence of a reasonably precise methodology to determine the fair value of the credit agreement, carrying value has been used to represent fair value. FHLB advances, related party notes payable, and other borrowings have been categorized as a Level 2 fair value measurement.

Securities sold under repurchase agreements: The Company’s repurchase agreements are overnight transactions that mature the day after the transaction, and as a result of this short-term nature, the estimated fair value equals the carrying value. Securities sold under repurchase agreements have been categorized as a Level 2 fair value measurement.

Accrued interest payable: Due to the nature of accrued interest payable, the estimated fair value is equal to the carrying value and they are categorized as a Level 2 fair value measurement.

Subordinated Debentures: The fair value of subordinated debentures is estimated using discounted cash flow analysis, based on current incremental debt rates. In the absence of a reasonably precise methodology to determine the fair value of the credit agreement, carrying value has been used to represent fair value. Subordinated debentures have been categorized as a Level 2 fair value measurement.

23. Earnings per Share

Basic earnings per share computations for the years ended September 30, 2014 and 2013 were determined by dividing net income by the weighted-average number of common shares outstanding during the years then ended. The Company had no potentially dilutive securities outstanding during the periods presented.

The following information was used in the computation of basic earnings per share (EPS) for the years ended September 30, 2014 and 2013 (in thousands except share data).

	2014	2013	2012
Basic earnings per share computation:
Net income	$104,952	$96,243	$72,995
Weighted average common shares outstanding	57,886,114	57,886,114	57,886,114

Basic EPS	$1.81	$1.66	$1.26

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

24. Parent Company Only Financial Statements

Parent company only financial information for Great Western Bancorp, Inc. is summarized as follows:

Condensed Balance Sheets

(In thousands)

	September 30,
	2014	2013
Assets
Cash and due from banks	$5,753	$6,710
Investment in subsidiaries	1,508,175	1,503,778
Investment in affiliates	1,683	1,683
Accrued interest receivable	2	2
Net deferred tax assets	416	413
Other assets	7,469	14,521

Total assets	$1,523,498	$1,527,107

Liabilities and stockholder’s equity
Related party notes payable	$41,295	$41,295
Subordinated debentures	56,083	56,083
Accrued interest payable	115	113
Income taxes payable	4,915	12,390
Accrued expenses and other liabilities	—	12

Total liabilities	102,408	109,893

Stockholder’s equity
Common stock	579	579
Additional paid-in capital	1,260,124	1,260,124
Retained earnings	166,544	163,592
Accumulated other comprehensive income (loss)	(6,157)	(7,081)

Total stockholder’s equity	1,421,090	1,417,214

Total liabilities and stockholder’s equity	$1,523,498	$1,527,107

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

Condensed Statements of Comprehensive Income

(In thousands)

	Years Ended September 30,
	2014	2013	2012
Income
Dividends from subsidiary bank	$105,000	$49,900	$45,800
Dividends on securities	257	112	264
Other	40	40	66

Total income	105,297	50,052	46,130

Expenses
Interest on related party notes payable	921	950	1,007
Interest on subordinated debentures	1,315	1,347	1,436
Salaries and employee benefits	661	906	1,655
Professional fees	1,080	135	120
Other	1,834	2,388	1,770

Total expense	5,811	5,726	5,988

Income before income tax and equity in undistributed net income of subsidiaries	99,486	44,326	40,142
Benefit for income taxes	1,993	1,955	2,057

Income before equity in undistributed net income of subsidiaries	101,479	46,281	42,199
Equity in undistributed net income of subsidiaries	3,473	49,962	30,796

Net income	$104,952	$96,243	$72,995

Condensed Statements of Cash Flows

(In thousands)

	Year Ended September 30,
	2014	2013	2012
Operating Activities
Net income	$104,952	$96,243	$72,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	—	1
Deferred income taxes	(7,478)	750	(1,817)
Changes in:
Other assets	7,052	(875)	9,213
Accrued interest and other liabilities	(10)	(558)	369
Equity in undistributed net income of subsidiaries	(3,473)	(49,962)	(30,796)

Net cash provided by operating activities	101,043	45,598	49,965
Financing Activities
Net change in note payable to NAB	—	—	(7,000)
Dividends paid	(102,000)	(41,400)	(41,800)

Net cash used in financing activities	(102,000)	(41,400)	(48,800)

Change in cash and due from banks	(957)	4,198	1,165
Cash and due from banks, beginning of year	6,710	2,512	1,347

Cash and due from banks, end of year	$5,753	$6,710	$2,512

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

25. Selected Quarterly Financial Data (unaudited)

The following is a summary of quarterly results (in thousands except per share data):

	Fiscal Year 2014
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest and dividend income	$84,361	$97,164	$89,227	$75,373
Interest expense	7,715	7,778	7,929	8,630

Net interest income	76,646	89,386	81,298	66,743
Provision for loan losses	2,749	1,500	(2,690)	(875)
Noninterest income	14,884	14,225	13,846	15,099
Noninterest expense	48,121	67,476	57,373	39,174
Net income	$27,875	$22,503	$25,970	$28,604
Earnings per share	$0.48	$0.39	$0.45	$0.49

	Fiscal Year 2013
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest and dividend income	$83,698	$56,569	$74,226	$79,764
Interest expense	8,812	9,206	9,942	11,201

Net interest income	74,886	47,363	64,284	68,563
Provision for loan losses	(2,460)	3,500	534	10,000
Noninterest income	17,526	17,010	19,027	21,341
Noninterest expense	54,333	22,766	45,519	45,667
Net income	$26,323	$24,318	$23,918	$21,684
Earnings per share	$0.46	$0.42	$0.41	$0.37

26. Changes in the Presentation of Results for Loans at Fair Value and Related Derivatives

In the normal course of business, the Company manages interest rate risk by entering into fixed-to-floating interest rate swaps related to all fixed-rate loans with original terms longer than five years. The Company has elected to account for these loans using the Fair Value Option. During the first quarter of fiscal year 2015, the Company identified an immaterial error in its reporting of one aspect of the derivatives related to these loans and also elected to change the presentation of the reported changes in fair value of these loans and related derivatives, each as discussed below. The Company’s previous consolidated financial statements have been corrected or reclassified, as appropriate, to be consistent with the accompanying consolidated financial statements.

GREAT WESTERN BANCORP, INC.

Notes to Consolidated Financial Statements

During the first quarter of fiscal year 2015, the Company identified that the current realized gain (loss) on the derivatives related to fair value loans has been improperly recorded as loan interest income instead of being presented in the same line item as the unrealized gain (loss) on the derivatives. As such, the realized gain (loss) on the derivatives related to fair value loans has been moved from loan interest income to “Net realized and unrealized gain (loss) on derivatives” within noninterest income. The Company has determined these corrections to be immaterial to the prior period financial statements and there was no effect on net income, equity or cash flows. The following table reflects the impact of the matter described above on previously filed financial statements:

	Previously Reported	Currently Reported
	Interest Income	Noninterest Income
Twelve months ended September 30, 2014
Realized gain (loss) on derivatives	$(18,255)	$(18,255)

Twelve months ended September 30, 2013
Realized gain (loss) on derivatives	$(14,217)	$(14,217)

Twelve months ended September 30, 2012
Realized gain (loss) on derivatives	$(9,931)	$(9,931)

Additionally, the Company previously reported the changes in fair value of these loans related to both interest rates and credit quality in interest income and the Company presented the changes in fair value of the derivatives in noninterest expense. Changes in fair value related to interest rates on the loans and changes in fair value of the derivatives were completely offset in any reporting period. To improve the clarity and comparability of its financial statements, the Company has elected to change its presentation of the changes in fair value related to these loans and derivatives by presenting these changes in two separate line items in noninterest income. As such, changes in fair value related to these loans, both related to interest rates and credit quality, is presented in “Net increase (decrease) in fair value of loans at fair value” within noninterest income, and changes in fair value related to these derivatives is presented in “Net realized and unrealized gain (loss) on derivatives” within noninterest income. The following table reflects the impact of the matter described above on previously filed financial statements:

	Previously Reported		Currently Reported
	Interest Income	Noninterest Expense	Noninterest Income
Twelve months ended September 30, 2014
Unrealized gain (loss) on derivatives	$—	$11,922	$—	$11,922
Loan fair value change related to interest rates	(11,922)	—	(11,922)	—
Loan fair value change related to credit quality	18	—	18	—

	$(11,904)	$11,922	$(11,904)	$11,922

Twelve months ended September 30, 2013
Unrealized gain (loss) on derivatives	$—	$(40,305)	$—	$(40,305)
Loan fair value change related to interest rates	40,305	—	40,305	—
Loan fair value change related to credit quality	855	—	855	—

	$41,160	$(40,305)	$41,160	$(40,305)

Twelve months ended September 30, 2012
Unrealized gain (loss) on derivatives	$—	$19,369	$—	$19,369
Loan fair value change related to interest rates	(19,369)	—	(19,369)	—
Loan fair value change related to credit quality	4,276	—	4,276	—

	$(15,093)	$19,369	$(15,093)	$19,369

These reclassifications have been reflected in the consolidated statements of comprehensive income and in Notes 9 and 10 of the consolidated financial statements.